UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Webster Financial Corporation
(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 25, 2022
To the Shareholders of
Webster Financial Corporation:
You are cordially invited to attend the Webster Financial Corporation (“Webster”) Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 28, 2022 at 4:00 p.m., Eastern Time. The Annual Meeting will be held virtually via the Internet for the safety of our directors, colleagues and shareholders in light of the continued uncertainty and ongoing concerns relating to the COVID-19 pandemic. We also believe that a virtual meeting allows us to facilitate participation for more shareholders, regardless of their geographic location, and gives us another opportunity to reduce our environmental impacts.
You will be able to participate in the virtual Annual Meeting, vote your shares electronically, and submit live questions by visiting www.virtualshareholdermeeting.com/WBS2022. At the Annual Meeting, you will be asked: (i) to elect fifteen directors to serve for one-year terms; (ii) to approve, on a non-binding, advisory basis, the compensation of the named executive officers of Webster; (iii) to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2022; and (iv) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.
We encourage you to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting. Also enclosed is our 2021 Annual Report.
It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your common shares via a toll-free telephone number or on the Internet or you may complete, date, sign and return the enclosed proxy card in the enclosed postage-paid envelope. If you attend the meeting and prefer to vote during the meeting, you may do so. Shareholders who attend the Annual Meeting by following the instructions in this Proxy Statement will be considered to be attending the meeting “in person”.
Sincerely,

Jack Kopnisky	John R. Ciulla
Executive Chairman	President and Chief Executive Officer

WEBSTER FINANCIAL CORPORATION
200 Elm Street
Stamford, Connecticut 06902
800-325-2424
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
APRIL 28, 2022
To the Shareholders of
Webster Financial Corporation:
NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of Webster Financial Corporation (“Webster”) will be held on Thursday, April 28, 2022 at 4:00 p.m., Eastern Time, in a virtual-only format via the Internet, for the following purposes:
1.	Election of Directors - To elect fifteen directors to serve for one-year terms (Proposal 1);
2.	Say on Pay - To approve, on a non-binding, advisory basis, the compensation of the named executive officers of Webster (Proposal 2);
3.
Ratification of Appointment of Independent Registered Public Accounting Firm - To ratify the appointment by the Board of Directors of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2022 (Proposal 3); and

4.
Other Business - To transact any other business that properly comes before the Annual Meeting or any adjournments thereof, in accordance with the determination of a majority of Webster’s Board of Directors.

The Board of Directors has fixed the close of business on March 3, 2022 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.
In light of the continued uncertainty and ongoing concerns relating to the COVID-19 pandemic, for the safety of our directors, colleagues and shareholders, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to attend the virtual meeting, please see “Information About the Annual Meeting” on page 2. Shareholders will be able to attend, vote and submit questions from any location via the Internet. Shareholders who attend the Annual Meeting by following the instructions in this Proxy Statement will be considered to be attending the meeting “in person.”
By order of the Board of Directors,

Jack Kopnisky	John R. Ciulla
Executive Chairman	President and Chief Executive Officer

Stamford, Connecticut
March 25, 2022
IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR COMMON SHARES VIA THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, THE INTERNET OR BY MAIL.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 28, 2022: This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our 2021 Annual Report, are available free of charge on the Investor Relations section of our website (www.wbst.com).

WEBSTER FINANCIAL CORPORATION

200 Elm Street
Stamford, Connecticut 06902
800-325-2424
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 2022
Solicitation, Voting and Revocability of Proxies
This Proxy Statement (this “Proxy Statement”) is being furnished to the shareholders of Webster Financial Corporation, a Delaware corporation (“Webster” or the “Company” or the “Corporation”), as part of the solicitation of proxies by its Board of Directors (the “Board of Directors” or the “Board”) from holders of its outstanding shares of Common Stock, par value $.01 per share (“Common Stock”), for use at the Annual Meeting of Shareholders of Webster to be held on Thursday, April 28, 2022 at 4:00 p.m., Eastern Time, in a virtual-only format via the Internet (the “Annual Meeting”) and at any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of Webster on or about March 25, 2022.
The Annual Meeting has been called for the following purposes:
1.	To elect fifteen directors to serve for one-year terms (Proposal 1);
2.	To approve, on a non-binding, advisory basis, the compensation of the named executive officers of Webster (Proposal 2);
3.	To ratify the appointment by the Board of Directors of the firm of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2022 (Proposal 3); and
4.	To transact any other business that properly comes before the Annual Meeting or any adjournments thereof.
If you vote using the enclosed proxy card, your shares will be voted in accordance with the instructions indicated. Executed but unmarked proxies will be voted:
1.	FOR the election of the Board’s nominees as directors;
2.	FOR the approval, on a non-binding, advisory basis, of the compensation of the named executive officers of Webster; and
3.	FOR the ratification of the appointment of Webster’s independent registered public accounting firm.
Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which Webster did not have notice at least 30 days prior to the date of the Annual Meeting.
The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder’s proxy. A shareholder may, however, revoke a proxy at any time before it is voted: (i) by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to James P. Blose, Esq., Corporate Secretary, Webster Financial Corporation, 200 Elm Street, Stamford, Connecticut 06902; (ii) by re-voting by telephone or on the Internet; or (iii) by attending the Annual Meeting and voting in person. Shareholders who attend the Annual Meeting by following the instructions below will be considered to be attending the meeting “in person.” The cost of soliciting proxies for the Annual Meeting will be borne by Webster. In addition to use of the mail, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. Webster also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from those beneficial owners and will reimburse those holders for their reasonable expenses incurred in that connection. Webster also has retained Morrow Sodali LLC, a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $8,500 plus reimbursement of certain out-of-pocket expenses.

Information about the Annual Meeting
The Annual Meeting will be held virtually via the Internet for the safety of our directors, colleagues and shareholders in light of the continued uncertainty and ongoing concerns relating to the COVID-19 pandemic. We also believe that a virtual meeting allows us to facilitate participation for more shareholders, regardless of their geographic location, and gives us another opportunity to reduce our environmental effects.
Shareholders as of the record date may attend, vote and submit questions virtually at our Annual Meeting by logging in at www.virtualshareholdermeeting.com/WBS2022. To log in, shareholders (or their authorized representatives) will need the 16-digit control number provided on their proxy card, voting instruction form or Notice.
If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to vote or submit questions.
During the Annual Meeting, we intend to answer questions on matters to be considered at the meeting and that are pertinent to shareholders generally, subject to time constraints. We may group and answer together questions that are substantially similar to avoid repetition. If pertinent questions are submitted that cannot be answered during the meeting due to time constraints, management will post answers to a representative set of such questions by consolidating, repetitive questions on the Corporation’s website at www.wbst.com as soon as practicable after the Annual Meeting.
If you experience any technical difficulties accessing the Annual Meeting or during the meeting, please call the toll-free number that will be available on our virtual shareholder login site (www.virtualshareholder meeting.com/WBS2022) for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 15 minutes prior to the start of the Annual Meeting at 3:45 p.m., Eastern Time, on April 28, 2022.
Who Can Vote - The securities which can be voted at the Annual Meeting consist of shares of Common Stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on March 3, 2022 as the record date for the determination of shareholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 7,717 holders of record of the 179,604,705 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.
Voting - If your Common Stock is held by a broker, bank or other nominee (i.e., in “street name”), you should receive instructions from that person or entity that you must follow in order to have your shares of Common Stock voted. If you hold your Common Stock in your own name and not through a broker or another nominee, you may vote your shares of Common Stock:
•	by using the toll-free telephone number listed on the proxy card,
•	by using the Internet website listed on the proxy card,
•	by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, or
•	by attending the Annual Meeting and voting during the meeting in person.
Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Common Stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors.
Vote by Telephone - If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote your shares of Common Stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 27, 2022. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.
Vote by Internet - If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 27, 2022. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

Vote by Mail - You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope.
Quorum and Vote Requirements - The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes cast by shares present in person or represented by proxy and entitled to vote. The affirmative vote of the majority of the votes cast is required to approve the non-binding, advisory vote on the compensation of the named executive officers of Webster and to ratify the appointment of Webster’s independent registered public accounting firm. Shareholders’ votes will be tabulated by the person or persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Shareholders who attend the Annual Meeting by following the instructions in this Proxy Statement will be considered to be attending the meeting “in person.”
Broker Non-Votes and Abstentions - Under New York Stock Exchange (“NYSE”) Rule 452, which governs NYSE brokerage members, brokerage firms may not vote on non-routine matters in their discretion on behalf of their clients if such clients have not furnished voting instructions. A “broker non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker. Proposal 3 concerns a routine matter and thus brokerage firms may vote, in person or by proxy, on such proposal on behalf of their clients without voting instructions. Because none of the other matters to be voted upon at the Annual Meeting are considered routine matters under Rule 452, there potentially can be broker non-votes at the Annual Meeting. Both abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast on Proposals 1 or 2 and, therefore, will have no effect on the outcome of the votes for those proposals. Abstentions will not be counted for purposes of determining the number of votes cast on Proposal 3 and, therefore, will have no effect on the outcome of the vote for that proposal.
Electronic Delivery of Proxy Materials - As a shareholder, you have the option of electing to receive future proxy materials (including annual reports) online over the Internet. This online service provides savings to Webster by eliminating printing, mailing, processing and postage costs associated with hard copy distribution and reduces our environmental impact. You may enroll for this service on the Internet after you vote your shares in accordance with the instructions for Internet voting set forth on the enclosed proxy card. You may also enroll for electronic delivery of future Webster proxy materials at any time on our website at www.wbst.com. Under “Resources,” choose “Transfer Agent” and select the “Click Here to Enroll” link. Then select the box indicating your appropriate form of share ownership and follow the instructions for electronic delivery enrollment. In the future, you will receive an email message, at the address you provided while enrolling, informing you that the Webster proxy materials are available to be viewed online on the Internet. Follow the instructions to view the materials and vote your shares. Your enrollment in electronic delivery of Webster proxy materials will remain in effect until revoked by you.
Annual Report on Form 10-K - Webster is required to file an annual report on Form 10-K for its 2021 fiscal year with the Securities and Exchange Commission (the “SEC”). Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to Investor Relations, Webster Financial Corporation, 200 Elm Street, Stamford, Connecticut 06902. Our annual report on Form 10-K is available on the Company’s website, www.wbst.com.

ELECTION OF DIRECTORS
(Proposal 1)
The Board of Directors is currently composed of 15 directors. On January 31, 2022, the Board of Directors appointed Jack L. Kopnisky, Mona Aboelnaga Kanaan, John P. Cahill, James J. Landy, Maureen B. Mitchell, Richard L. O’Toole and William E. Whiston as directors in connection with the completion of Webster’s merger with Sterling Bancorp (“Sterling”). John R. Ciulla, William L. Atwell, E. Carol Hayles, Linda H. Ianieri, Laurence C. Morse, Karen R. Osar, Mark Pettie and Lauren C. States continued serving as directors following the merger with Sterling.
At the Annual Meeting, all fifteen current Webster directors have been nominated for election to serve for one-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed written proxy and each properly submitted telephone or Internet proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes cast by shares present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.
As required by Webster’s Bylaws, directors must be elected by a majority of the votes cast with respect to such director in uncontested elections (meaning the number of shares voted “for” a director must exceed the number of votes cast “against” that director). In addition, under Webster’s Bylaws, incumbent directors nominated for reelection are required, as a condition to such nomination, to submit a conditional letter of resignation. In the event an incumbent nominee for director fails to receive a majority of the votes cast at an annual meeting, the Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who failed to receive a majority of the votes cast will not participate in the Board’s decision.
Information as to Nominees
The following table sets forth the names of the Board of Directors’ nominees for election as directors, all of whom are current directors of Webster. Also set forth in the table is certain other information with respect to each such person’s age at December 31, 2021, the periods during which such person has served as a director of Webster and positions currently held with Webster and its wholly owned subsidiary, Webster Bank, National Association (“Webster Bank”).
Following the table are biographies of each of the nominees which contain information regarding each such person’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that such person should serve as a director as of the time of filing of this Proxy Statement. Each director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance, board service, executive management, business, finance, technology and marketing. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualified candidates is described beginning on page 19 under “Corporate Governance - Director Qualifications and Nominations.”

Director Nominees:	Age at 12/31/2021	Director Since	Expiration of Term	Positions Held with Webster and Webster Bank	Committee Membership
William L. Atwell	71	2014	2022	Lead Director	Compensation; Executive; Nominating & Corporate Governance

John P. Cahill	62	2022	2022	Director	Compensation; Nominating & Corporate Governance

John R. Ciulla	56	2018	2022	President and CEO, Director	Executive

E. Carol Hayles	61	2018	2022	Director	Audit (Chair); Executive; Technology

Linda H. Ianieri	65	2020	2022	Director	Audit; Nominating & Corporate Governance

Mona Aboelnaga Kanaan	53	2022	2022	Director	Technology (Chair); Executive; Risk

Jack L. Kopnisky	65	2022	2022	Executive Chairman, Director	Executive (Chair)

James J. Landy	67	2022	2022	Director	Audit; Risk

Maureen B. Mitchell	70	2022	2022	Director	Audit; Technology

Laurence C. Morse	70	2004	2022	Director	Compensation (Chair); Executive; Nominating & Corporate Governance

Karen R. Osar	72	2006	2022	Director	Compensation; Risk

Richard O’Toole	65	2022	2022	Director	Nominating & Corporate Governance (Chair); Compensation; Executive

Mark Pettie	65	2009	2022	Director	Risk (Chair); Executive; Technology

Lauren C. States	65	2016	2022	Director	Risk; Technology

William E. Whiston	67	2022	2022	Director	Audit; Risk
William L. Atwell is the retired Founder and Managing Director of Atwell Partners, LLC, a Darien, Connecticut based company which provided consulting services and market insights to the financial services industry, where he worked from 2012 to 2019. Mr. Atwell was President of Cigna International at Cigna Corporation from 2008 to 2012 and also served as a Senior Vice President for Cigna Healthcare from 1996 to 2000. Earlier in his career, Mr. Atwell held various senior executive positions with The Charles Schwab Corporation, including President of Individual Investor Enterprise and Schwab Bank. Mr. Atwell began his career at Citibank, where over the course of twenty-three years, he held various senior executive roles both domestically and internationally. He is the retired Chairman of the

Board of Blucora, Inc. (NASDAQ: BCOR), a provider of technology-enabled financial solutions headquartered in Irving, Texas. Currently, Mr. Atwell serves as an independent trustee of AQR Mutual Funds (AQR Capital Management LLC) and is the chair of its nominating & governance committee and a member of its audit committee. Mr. Atwell served as a trustee from 2006-2018 and is the former Chairman (2012-2015) of the Fairfield University board of trustees. Mr. Atwell is Lead Independent Director, and a member of the Compensation, Nominating and Corporate Governance and Executive Committees.
Mr. Atwell’s role as a former President of Cigna International and over 40 years of executive experience in the retail financial services industry, including banking, brokerage, healthcare and insurance, provides insight regarding Webster’s opportunities and challenges.
John P. Cahill serves as Chancellor to the Archdiocese of New York, overseeing the temporal matters of the Archdiocese of New York, a position he has held since 2019. Prior to joining the Archdiocese of New York, Mr. Cahill was Counsel at Chadbourne & Parke LLP from 2007 to 2019, during which time the firm was acquired by Rose Fulbright LLP. Earlier in his career, Mr. Cahill served in various capacities in the administration of the Governor of New York George E. Pataki including Secretary and Chief of Staff to the Governor from 2002-2006. Mr. Cahill co-founded the Pataki-Cahill Group LLC in March 2007, a strategic consulting firm focusing on the economic and policy implications of domestic energy needs, where he continues as Principal.
Mr. Cahill serves as a director of Ecoark Holdings, Inc. and serves on their Nominating and Corporate Governance Committee as Chair and on their Audit and Compensation Committees and as a Director of the National September 11th Memorial & Museum and the World Trade Center Foundation, Inc. Mr. Cahill is a member of the Compensation and Nominating and Corporate Governance Committees.
Having a distinguished career in the public and private sectors, Mr. Cahill has extensive experience as an attorney in government and in private business and has extensive knowledge of the financial services industry and the banking community.
John R. Ciulla is President and Chief Executive Officer (“CEO”) and a director of Webster and Webster Bank. He was appointed as CEO and a director of Webster in January 2018 and served as Chairman from April 2020 to January 2022. Mr. Ciulla joined Webster in 2004 and has served in a variety of management positions at the Company, including Chief Credit Risk Officer and Senior Vice President, Commercial Banking, where he was responsible for several business units. He was promoted from Executive Vice President and Head of Middle Market Banking to lead Commercial Banking in January 2014, and to President in October 2015. Prior to joining Webster, he was managing director of The Bank of New York, where he worked from 1997 to 2004. Mr. Ciulla most recently served on the Federal Reserve Systems Federal Advisory Council as a representative of the Federal Reserve Bank of Boston. He also serves on the board of the Connecticut Business and Industry Association (“CBIA”). Mr. Ciulla is a member of the Executive Committee.
Mr. Ciulla’s position and experience as President and CEO of Webster, and his day-to-day leadership of the Company, provide him with thorough knowledge of Webster’s opportunities, challenges and operations.
E. Carol Hayles was Executive Vice President and Chief Financial Officer of CIT Group Inc. (NYSE: CIT), a financial services company headquartered in Livingston, New Jersey from November 2015 to May 2017, during which time she was responsible for overseeing all financial operations. She served as Controller and Principal Accounting Officer of CIT Group Inc. from July 2010 to November 2015 where she was responsible for managing the financial accounting and reporting functions, including SEC and regulatory reporting. Prior to CIT, Ms. Hayles spent 24 years in various finance roles at Citigroup, Inc., most recently as Deputy Controller, and began her career at PricewaterhouseCoopers LLP. Ms. Hayles currently serves on the board of Blucora, Inc. (NASDAQ: BCOR), a provider of technology-enabled financial solutions headquartered in Dallas, Texas and eBay, Inc. (NASDAQ: EBAY), a global commerce corporation based in San Jose, California. She is the Chair of the Audit Committee and a member of the Executive and Technology Committees.
Ms. Hayles’ experience as former Executive Vice President and Chief Financial Officer of a public company in the financial services industry and her strong background in finance provides the Board with strong executive and financial experience.

Linda H. Ianieri retired from PricewaterhouseCoopers LLP in 2017, where she spent almost 40 years providing audit and advisory services to a broad range of both public and private financial services companies, and she served as the firm’s Chief Auditor for Banking and Capital Markets clients. Ms. Ianieri was also elected to the firm’s Board of Partners and Principals from 2009 to 2017 where she served on several committees and was the Chair of its Risk and Quality Committee. She was a director on the Morgan Stanley Bank, N.A. board from 2017 to 2019 and served as chair of its audit committee. Ms. Ianieri is a member of the Audit and Nominating & Corporate Governance Committees.
Ms. Ianieri’s extensive experience as a Certified Public Accountant and as a former Partner with PricewaterhouseCoopers LLP provides the Board with strong financial skills and experience.
Mona Aboelnaga Kanaan is Managing Partner at K6 Investments LLC, a private investment firm founded by Ms. Aboelnaga Kanaan in 2011 that invests globally in the fnancial services, technology, consumer products and entertainment industries. Earlier in her career, Ms. Aboelnaga Kanaan was President and Chief Executive Officer of Proctor lnvestment Managers LLC (“Proctor”), a private equity firm she co-founded in 2002 which invested in traditional and alternative asset management companies. Ms. Aboelnaga Kanaan oversaw Proctor’s strategic development, acquisition program, and international distribution strategy, and then sold Proctor to National Bank of Canada in 2006 and continued as Proctor’s President and Chief Executive Officer until 2013. Currently, Ms. Aboelnaga Kanaan is the first US-based member of the board of Perpetual Limited (ASX: PPT), the Australian-based diversified global financial services company, and serves on the Investment and People Committees. With a passion for financial inclusion and innovation, Ms. Aboelnaga Kanaan also serves as a director and Audit Committee Chair of FinTech Acquisition Corp Vl (NASDAQ: FTVI), on the Board of Advisors of Ibancar, a FinTech specializing in collateralized auto lending in the countiy of Spain, and on the Advisory Board and FinTech Task Force of Dubai-based VC Fund, Global Ventures. Previously, Ms. Aboelnaga Kanaan served as a director of Siguler Guff Small Business Credit Opportunities Fund and Peridiem Global Investors (on behalf of National Australia Bank). Ms. Aboelnaga Kanaan is a Trustee of The Chapin School, the Fashion Institute of Technology of the State University of New York and International House, New York (a graduate student housing non-profit organization), and a member of the Council on Foreign Relations. She is also a Leadership Fellow of the National Association of Corporate Directors. Ms. Aboelnaga Kanaan is Chair of the Technology Committee and a member of the Executive and Risk Committees.
Ms. Aboelnaga Kanaan is an experienced Chief Executive Officer, entrepreneur, private equity investor and corporate director with over thirty years of experience in the financial services sector and over twenty-one years of experience in leadership roles. She has invested, divested and managed transformative strategic transactions in a broad range of asset classes, investment strategies, product areas and distributions channels, and brings a fresh perspective on the financial services market to the Board.
Jack L. Kopnisky was appointed Executive Chairman of Webster and Webster Bank as of January 31, 2022. Previously, Mr. Kopnisky was President and Chief Executive Officer of Sterling since 2011, and Chief Executive Officer of its principal banking subsidiary, Sterling National Bank, since January 2020. Prior to joining Sterling, Mr. Kopnisky served as Chief Executive Officer of SJB Escrow Corporation from 2009 to 2011. From 2005 to 2008, Mr. Kopnisky was President and Chief Executive Officer of First Marblehead Corporation, a provider of outsourcing services for private education lending. Prior to joining First Marblehead Corporation, Mr. Kopnisky held several top executive positions at KeyCorp as President of the Consumer Banking Group and Chief Executive Officer and President of KeyBank USA, President of Retail Banking and President and Chief Executive Officer of Key Investment.
Currently, Mr. Kopnisky serves on the boards of NYC Partnership and Grove City College, and serves as a member of the Board of Trustees of St. Thomas Aquinas College, Summer Search of NYC, Children’s Museum of Manhattan, and the Westchester County Association. Mr. Kopnisky is Chair of the Executive Committee.
Mr. Kopnisky has almost forty years of experience in the banking and financial services industry, in which he has held senior leadership positions. He provides the Board with strong leadership skills and a strategic vision for future growth.
James J. Landy served as the Chair of the Board of Directors of Hudson Valley Holding Corp. and Hudson Valley Bank from January 2015 to June 2015 and Executive Chair from 2012 to 2014. Having been employed by

Hudson Valley Bank from 1977 to 2015, Mr. Landy has served in various management and senior leadership positions, including President and Chief Executive Officer of Hudson Valley Holding Corp. from 2001 to 2012 and President and Chief Executive Officer of Hudson Valley Bank, National Association from 2001 to 2012.
Currently, Mr. Landy serves as the Chair of the Board of Directors of St. Joseph’s Hospital, Yonkers along with serving as a director for several civic, municipal, charitable and ecumenical organizations throughout the New York metropolitan area. Mr. Landy is a member of the Audit and Risk Committees.
Having over forty-four years of commercial banking and extensive executive management experience, as the former President and Chief Executive Officer of a commercial bank, Mr. Landy brings to the Board a unique perspective and understanding of the financial services industry, client products and operations.
Maureen B. Mitchell is Senior Advisor at The Boston Consulting Group, a position she has held since 2017, where she advises on issues of strategy transformation, product development and digital execution. Previously, Ms. Mitchell was President of Global Sales and Marketing and a director of GE Asset Management, Inc from 2009 to 2016, and the Global Head of Distribution at Highland Capital Management, LP from 2008 to 2009. Ms. Mitchell’s previous experience includes ten years at Bear Stearns Asset Management, where she was a Senior Managing Director and Global Head of Institutional Sales and Client Services.
Currently, Ms. Mitchell serves as a member of the Board of Trustees of Natixis/Loomis Sayles Mutual Funds, a position she has held since 2017, and serves on the Contracts and Governance Committees. Ms. Mitchell was a director of Fieldpoint Private Bank and Trust from 2017 to 2018, a director of Investment Company Institute (ICI Board of Governors) from 2015 to 2016, and a diretor of GE Asset Management, Inc. from 2009 to 2016, GE Investment Distributors, Inc. from 2014 to 2016, GE Asset Management from 2012 to 2016 and GE Asset Management Funds II PLC from 2012 to 2014. Ms. Mitchell is a member of the Audit and Technology Committees.
Ms. Mitchell is an experienced corporate board director and C-Suite executive for global companies with more than thirty years of experience in the financial services sector. She has broad experience in the areas of banking, asset management, insurance and private equity with a strong history of driving growth and transforming organizations through the lens of strategic vision.
Laurence C. Morse is the Managing Partner of Fairview Capital Partners, Inc., a West Hartford, Connecticut based investment management firm established in 1994 that oversees venture capital funds, some of which invest capital in venture capital partnerships and similar investment vehicles that provide capital primarily to minority-controlled companies. Mr. Morse is a former director of the Institute of International Education, a member of the Board of Trustees of Harris Associates Investment Trust (which oversees the Oakmark Family of Mutual Funds), currently Chair of the Board of Trustees of Howard University, and is a former director of Princeton University Investment Company, a former Trustee of Princeton University and a former director and chairman of the National Association of Investment Companies, a private, not-for-profit trade association that represents 52 private equity and specialty finance investment firms. Mr. Morse is Chair of the Compensation Committee and a member of the Nominating and Corporate Governance and Executive Committees.
Mr. Morse’s entire career has been spent in the investment management field, including as the co- founder and Managing Partner of an investment management firm, which provides the Board with extensive knowledge of the capital markets and accounting issues. His experience has made him adept at performing rigorous risk assessments of managers and management teams, and assessing new technologies, products and services, business strategies, markets and industries.
Karen R. Osar was Executive Vice President and Chief Financial Officer of Chemtura Corporation (NYSE: CHMT), a specialty chemicals company headquartered in Middlebury, Connecticut from 2004 until her retirement in March 2007. From 1999 to April 2003, Ms. Osar served as Senior Vice President and Chief Financial Officer of Westvaco Corporation and Mead Westvaco Corporation. She is a former director and audit committee member of Innophos Holdings, Inc. (NASDAQ: IPHS), a publicly held specialty chemicals company headquartered in Cranbury, New Jersey, a former director and audit committee member of Sappi Limited (JSE: SAP), a publicly held company and one of the largest global producers of coated paper and chemical cellulose, headquartered in Johannesburg, South Africa, and from 1999 through 2006 she served as a director and audit and finance committee chair of Allergan, Inc., a publicly held multi-specialty health care company focused on developing and commercializing pharmaceuticals. Ms. Osar is a member of the Compensation and Risk Committees.

Ms. Osar’s experience as the former Chief Financial Officer of a public company, her previous corporate finance experience at JPMorgan Chase & Company, and her service as Chair of the Audit Committee for Webster and as the former chair of the audit committee of another public company, provides the Board with strong corporate finance and accounting experience. Her board committee service also provides corporate governance and executive compensation expertise.
Richard L. O’Toole is Executive Vice President of The Related Companies, a position he has held since 2008, where he supports leadership in driving extraordinary growth through development and management of residential and commercial projects across the country. Mr. O’Toole is responsible for tax structuring and origination of new business opportunities. Prior to joining The Related Companies, Mr. O’Toole was a Partner in the Tax Department with Paul Hastings Janofsky & Walker from 2000 to 2005.
Mr. O’Toole has served on the board of Equinox Holding Inc, a privately held company, since 2016 where he also serves on the Compensation Committee, and on the board of Motivate, the operator of Citi Bike, a privately held company, since 2015 where he also serves on the Compensation Committee. Previously, Mr. O’Toole served on the board of Ladder Capital Corp (NYSE: LADR) from 2017 to 2019. Mr. O’Toole was the Chair of the Board of Directors of Sterling and Sterling National Bank, a position he held since 2017. Mr. O’Toole serves as Chair of the Nominating and Corporate Governance Committee and is a member of the Executive and Compensation Committees.
Mr. O’Toole has over thirty-eight years of legal and merger and acquisition experience and expertise in real estate and tax matters. He has strong leadership skills and corporate governance oversight experience.
Mark Pettie is President of Blackthorne Associates, LLC, a Woodcliff Lake, New Jersey based company which provides consulting services to firms investing in a wide range of consumer-oriented businesses. Mr. Pettie served as Chairman and Chief Executive Officer of Prestige Brands Holdings, Inc. (NYSE: PBH), a publicly held company headquartered in Irvington, New York which developed, sold, distributed and marketed over-the-counter drugs, household cleaning products and personal care items, from January 2007 until September 2009. He was President of the Dairy Foods Group with ConAgra from 2005 to 2006. From 1981 to 2004, Mr. Pettie held various positions of increasing responsibility in general management, marketing and finance at Kraft Foods and was named Executive Vice President and General Manager of Kraft Foods’ Coffee Division in 2002. He is Chair of the Risk Committee and a member of the Technology and Executive Committees.
Mr. Pettie’s experience as the former Chief Executive Officer and Chairman of a public company brings strong executive experience to the Board, along with his expertise in finance and marketing. He also has extensive business and corporate governance experience as a director for both public and private companies.
Lauren C. States retired in 2014 from the IBM Corporation (NYSE: IBM), an American multinational technology company headquartered in in Armonk, New York, after a career of more than thirty-six years. Ms. States served as Vice President, Strategy and Transformation for IBM’s Software Group and was a member of the Growth and Transformation senior leadership team. From 2008 to 2013, she was a leader in the company’s transformation to cloud computing and served as Chief Technology Officer in the corporate strategy function. Over her career, she has served in a broad variety of roles including technology, strategy, transformation, sales and talent development. She is a director of Clean Harbors, Inc. (NYSE: CLH), an environmental, energy and industrial services company headquartered in Norwell, Massachusetts, and a director of Diebold Nixdorf, Inc. (NYSE: DBD), a global financial and retail technology company, headquartered in Hudson, Ohio. Ms. States serves on the board of NetBase Quid, Santa Clara, California (a marketing research company). In addition, Ms. States serves as a director for Code Nation (a technology non-profit organization), and as a trustee for International House, New York (a graduate student housing non-profit organization). She is also a director for the New England Science & Sailing Foundation, Stonington, Connecticut (a non-profit that provides STEM-based education programs). Ms. States holds the Cyber for Executives certification from the National Cybersecurity Center as well as a CERT Certificate in Cybersecurity Oversight, issued by NACD and Carnegie Mellon University. Ms. States is a member of the Risk and Technology Committees.
Ms. States’ experience as a former Chief Technology Officer at a public company, and her broad background in technology, strategy and transformation, provides the Board with strong executive and technology experience.
William Whiston is the Chief Financial Officer for the Archdiocese of New York, a religious not-for-profit organization based in New York City, a position that he has held since January 2002. Prior to joining the Archdiocese of New York, Mr. Whiston served as an Executive Vice President and Member of Allied Irish Bank from 1972 to 2002. In his years at Allied Irish Bank, Mr. Whiston handled many key functions, including Head of Acquisitions and Brand Development, Head of e-Commerce and Information Technology, Head of Church and non-for-profit Financial Consulting Services and Head of Operations.
Currently, Mr. Whiston serves as a Trustee of St. Patrick’s Cathedral, St. Patrick’s Landmark Foundation and St. Joseph’s Seminary. Mr. Whiston is a member of Provident Healthcare, the member of Archcare, the healthcare arm of the Archdiocese of New York. He serves on the boards of Mutual of America Investment Corporation and Mutual of America Variable Life Insurance Portfolios, Inc., a position he has held since 2011, where he also serves on the Audit Committee of both. Mr. Whiston is a member of the Audit and Risk Committees.
Mr. Whiston has over forty-four years of business experience in the areas of finance, financial services and e-commerce. Being a former bank executive, he has experience in a wide range of roles and provides the Board of Directors with a unique perspective on business management matters.
The Board of Directors recommends that shareholders vote FOR the election of all of its director nominees.

CORPORATE GOVERNANCE
General
The business and affairs of Webster are managed under the direction of the Board. Members of the Board are kept informed of Webster’s business through discussions with the Executive Chairman of the Board, President and CEO and Webster’s executive officers, by reviewing materials provided to them and by participating in meetings and strategic planning sessions of the Board and its committees. The Board is also kept apprised by the Executive Chairman of the Board, President and CEO and management of continuing educational programs on corporate governance and fiduciary duties and responsibilities. In addition, new directors of Webster participate in an orientation program, which is designed to familiarize them with Webster’s business and operations and with their duties as directors under applicable laws and regulations. Each member of the Board also serves as a director of Webster Bank.
Webster believes in the importance of sound and effective corporate governance. Over the years, Webster has forged an explicit link between its corporate culture and corporate governance by identifying its core values, communicating them and living them every day. With uncompromising commitment to its core principles, Webster continues to add value for its customers, shareholders, employees and the communities it serves. The Board has adopted corporate governance practices and policies which the Board and senior management believe promote this philosophy. Certain of such practices and policies are listed in the chart below and certain of those listed are discussed in greater detail elsewhere in this Proxy Statement.
Board and Governance Information	2022
Size of Board	15
Number of Independent Directors	13
Number of Female Directors	6
Number of African American Directors	2
Annual Election of All Directors	Yes
Majority Voting for Directors	Yes
Lead Independent Director	Yes
Independent Directors Meet Without Management Present	Yes
Annual Equity Grant to Non-Employee Directors	Yes
Board Orientation / Education Program	Yes
Code of Business Conduct & Ethics for Directors	Yes
Stock Ownership Guidelines for Directors	Yes
No Poison Pill	Yes
Policy Prohibiting Hedging / Pledging of Company Stock	Yes
Annual Board & Committee Evaluations	Yes
Webster’s Commitment to Environmental, Social and Governance Issues
Sustainability and commitment to community have been intrinsic to Webster since its founding in 1935. Through the years that followed, Webster grew, reaching $1 million in assets by 1938. We were the first bank to offer GI and FHA loans in Connecticut. Today, we are a leading SBA lender to small businesses, women, and minority businesses. We continued to grow over the ensuing decades, and our geographic footprint to include Massachusetts, Rhode Island, New York, and Wisconsin. Following our merger with Sterling in early 2022, we have more than $60 billion in assets and remain headquartered in Connecticut.
Commitment to Excellence
Webster has been recognized for its commitment to excellence. In 2020, we were recognized as one of the most reputable banks in the U.S., as well as for our progress in security technology, corporate reputation, serving our customers and community citizenship efforts. In addition, Forbes listed Webster as one of “America’s Best Banks.” In 2021, Webster maintained an “Outstanding” rating for its Community Reinvestment Act (CRA) performance and was the Top Small Business Administration (SBA) lender in New England (by dollar volume).

Webster’s Commitment to ESG
Webster’s 2021 “Environmental, Social and Governance Report” summarizes many of the ways Webster strives to be a good corporate citizen by conducting business in an environmentally responsible manner, being a caring neighbor and employer, and being as transparent as possible in its governance. Our ESG Report may be found on our website at https://public.websteronline.com/about/environmental-social-governance.
Environmental Commitment
With ongoing support for renewable energy and energy-efficient solutions, our efforts to protect the environment while reducing expenses resulted in a winning combination for our customers, employees, shareholders and communities.
In 2021, Webster Bank created or maintained commitments for approximately $360 million in loans for renewable energy and energy-efficient components, nearly double the level of lending in 2020.
Social Commitment
Webster supports a wide range of registered non-profit agencies that serve low-to moderate-income individuals, families and communities throughout our footprint. Webster works with organizations that address hunger and homelessness, equity and economic inclusion, financial empowerment and developing self-reliance with a focus on human services.
Webster also fosters good corporate citizenship through its support of United Way, mentoring and Junior Achievement. Our values-driven, community-minded colleagues demonstrate how community service is a core Webster value.
Again in 2021, Webster invested more than $444.4 million to support local community development efforts, the majority of which were affordable housing initiatives that have been identified as a critical need across our footprint.
Webster is committed to its employees, developing talent and strong teams with an energized culture, a diverse and inclusive work environment, and employee-friendly policies. Webster’s Diversity, Equity, Inclusion and Belonging (DEIB) strategy is critical to our growth and success as a leading commercial bank. Webster’s compensation program aims to attract, retain and reward high-performing talent at all levels through a pay-for-performance philosophy.
Governance Commitment
Webster fosters transparent governance policies. Webster seeks to have a Board of Directors with diverse experience in business and in areas relevant to Webster. Webster has six female directors and two African American directors. Webster’s Board has regular executive sessions of the independent directors, at which the lead independent director presides.
The security of Webster’s customers’ private information is one of Webster’s key priorities. Webster expects employees and each relevant supplier to be responsible for the security and confidentiality of client information. Training is required at the time of hire and during each year of employment.
Webster takes a comprehensive approach to risk management with a defined enterprise risk management framework providing a structured approach for identifying, assessing and managing risk.
Maintaining a robust control environment is a critical priority at Webster, as it helps ensure that we are in compliance with applicable laws, regulations and policies.
Webster regularly engages with shareholders and stakeholders, including its regulators.
Our Board continues to oversee our ESG efforts, with the primary responsibility for coordination of that oversight to the Nominating and Corporate Governance Committee. Our management-level ESG Committee is comprised of senior executives across the Company, who meet quarterly and the ESG Committee reports to the Nominating and Corporate Governance Committee.
Board Leadership
Webster is committed to a Board leadership structure that provides for objective and independent Board leadership and oversight of management. Prior to the merger with Sterling, our Board leadership consisted of Mr. Ciulla, our President and CEO, as Chairman of the Board and Mr. Atwell as Lead Independent Director.

Effective January 31, 2022, Webster completed its merger with Sterling. At that time, Mr. Kopnisky became Executive Chairman of the Board, with Mr. Ciulla continuing to serve as President and CEO and Mr. Atwell continuing to serve as Lead Independent Director.
The Board has determined that Mr. Kopnisky as Executive Chairman, Mr. Ciulla as President and CEO and Mr. Atwell as Lead Independent Director is the best leadership structure for the Company at this time, based on present needs and circumstances. This structure will, among other things, allow for Mr. Kopnisky to preside at meetings of the Company’s shareholders and the Board and, in conjunction with Mr. Ciulla, to set the overall strategy and tone for the Company, while Mr. Ciulla focuses on the Company’s operations and strategic priorities and Mr. Atwell provides additional and independent leadership for the Board, including presiding over executive sessions of independent directors and other clearly defined duties and responsibilities.
Our Board appointed Mr. Kopnisky to serve as Executive Chairman of the Board based on his leadership qualities, management capability and knowledge of the business and industry, including as a result of his tenure as President and CEO of Sterling and its predecessor since 2011. The independent directors continue to support Mr. Atwell’s appointment as our Lead Independent Director. They believe Mr. Atwell is a seasoned leader who possesses the characteristics and qualities critical for a Lead Independent Director. As a former President of Cigna International and with 40 years of executive experience, Mr. Atwell is respected among the directors and demonstrates high personal integrity, a breadth of knowledge in management, operations and corporate governance, a willingness to listen and to engage with substance and impact, and a readiness to challenge management. The Nominating and Corporate Governance Committee and our Board believe that Mr. Atwell’s Lead Independent Director role, tasked with duties consistent with those of an Independent Chairman, creates a strong independent voice in the boardroom and serves our shareholders’ best interests.
Our Lead Independent Director is appointed in accordance with Webster’s Corporate Governance Policy, which provides that the Board shall appoint an independent director to serve as the Lead Independent Director of the Board for a one-year term, or until a successor is appointed. The Lead Independent Director presides over the executive sessions of the independent directors and assists and advises the Executive Chairman of the Board and has other robust and well-defined duties as described below.
Bylaws Amendment
In connection with the completion of Webster’s merger with Sterling and in accordance with the merger agreement between Webster and Sterling, Webster’s Bylaws were amended to provide for certain governance arrangements for the combined company and the combined bank (such amendment, the “Bylaw Amendment”), effective as of the effective time of the merger (the “Effective Time”). The Bylaw Amendment provides that from and after the Effective Time and until the date of Webster’s 2024 annual meeting of stockholders (the “Expiration Date”), the number of directors that comprises the entire Board and the board of directors of Webster Bank (the “Bank Board”) will be 15 and no vacancy on the Board or Bank Board created by the cessation of service of a director will be filled by the Board or Bank Board, respectively, and the Board and Bank Board, as applicable, may not nominate any individual to fill such vacancy, unless (i) such individual would be an independent director of Webster or Webster Bank, as applicable (unless such predecessor director was not an independent director), (ii) in the case of a vacancy created by the cessation of service as a Continuing Sterling Director (as defined below), not less than a majority of the Continuing Sterling Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy, and (iii) in the case of a vacancy created by the cessation of service of a Continuing Webster Director (as defined below), not less than a majority of the Continuing Webster Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy. In addition, any appointment pursuant to clauses (ii) and (iii) of this paragraph must be made in accordance with applicable law and the rules of the New York Stock Exchange (or other national securities exchange on which Webster’s securities are listed). The terms “Continuing Sterling Directors” and “Continuing Webster Directors” mean, respectively, the directors of Sterling and Webster who were selected to be directors of Webster and Webster Bank by Sterling or Webster, as applicable, as of the Effective Time, pursuant to the merger agreement, and any directors of Webster or Webster Bank, as applicable, who are subsequently appointed or nominated and elected to fill a vacancy created by the cessation of service of any such director (or any successor thereto) pursuant to the Bylaw Amendment.
The Bylaw Amendment also provides that as of the Effective Time, Mr. Kopnisky will serve as Executive Chairman of the Board and the Bank Board, Mr. Ciulla will serve as the President and Chief Executive Officer of

Webster and Webster Bank and as a member of the Board and the Bank Board and Mr. Atwell will serve as the Lead Independent Director of the Board and the Bank Board. Effective as of the 24-month anniversary of the Effective Time or any earlier date as of which Mr. Kopnisky ceases for any reason to serve in the position of Executive Chairman (the “Chairman Succession Date”), (i) Mr. Ciulla will be the successor to Mr. Kopnisky as the Chairman of the Board and the Bank Board, and will continue as the President and Chief Executive Officer of Webster and Webster Bank, and (ii) Mr. Kopnisky will cease to serve as a member of the Board and Bank Board and will serve as a strategic consultant to Webster and Webster Bank until the 36-month anniversary of the Effective Time or until such earlier time as of which Mr. Kopnisky ceases for any reason to serve as a consultant. From the Effective Time until the Chairman Succession Date, the Lead Independent Director of the Board and the Bank Board will be an independent director chosen from among the Continuing Webster Directors. From and after the Chairman Succession Date until the Expiration Date, the Lead Independent Director of the Board and the Bank Board will be an independent director chosen from among the Continuing Sterling Directors.
Prior to the Expiration Date, any amendment to the provisions of the Bylaw Amendment implementing, and any other provision of Webster’s Bylaws or other resolution relating to, the governance arrangements described above, will require the affirmative vote of at least 75% of the full Board.

DUTIES OF THE LEAD INDEPENDENT DIRECTOR
Board Leadership
•	Presiding at all meetings of our Board at which the Executive Chairman is not present, including at executive sessions of the independent directors
•	Calling meetings of the independent directors, as appropriate
•	Providing Board leadership if the Executive Chairman’s role may be (or may be perceived to be) in conflict
Board Culture
•	Serving as a liaison between the Executive Chairman, the CEO and the independent directors
•	Establishing a close relationship and trust with the CEO, providing support, advice and feedback from our Board, while respecting executive responsibility
•	Acting as a “sounding board” and advisor to the CEO
Board Focus
•
Board Focus: In consultation with our Board, the Executive Chairman and executive management, ensuring that our Board focuses on key issues and tasks facing the Company and on topics of interest to our Board

•
Corporate Governance: Assisting our Board, the Nominating and Corporate Governance Committee and management in complying with our Corporate Governance Policy and promoting corporate governance best practices

•
CEO Performance Review and Succession Planning: Working with the Nominating and Corporate Governance Committee, the Compensation Committee and members of our Board, contributing to the annual performance review of the CEO and participating in CEO succession planning

Board Meetings
•	In coordination with the Executive Chairman, CEO and the other members of our Board, planning, reviewing and approving meeting agendas for our Board
•	In coordination with the Executive Chairman, CEO and the other members of our Board, approving meeting schedules to assure that there is sufficient time for discussion of all agenda items
•	Advising the Executive Chairman and CEO of the information needs of our Board and approving information sent to our Board
•	Developing topics of discussion for executive sessions of our Board
Board Performance and Development
•	Board Performance: Together with the Executive Chairman, CEO and the other members of our Board, ensuring the efficient and effective performance and functioning of our Board
•	Board Assessment: Consulting with the Nominating and Corporate Governance Committee on our Board’s annual self-assessment
•	Director Development: Providing guidance on the ongoing development of directors
•
Director Assessment/Nomination: With the Nominating and Corporate Governance Committee, the Executive Chairman and the CEO, consulting in the identification and evaluation of director candidates’ qualifications (including candidates recommended by directors, management, third party search firms and shareholders) and consulting on committee membership and committee chairs

Communication with Primary Bank Regulators
•	Presiding over the independent directors’ annual meetings with Webster’s primary bank regulators to discuss the appropriateness of our Board’s oversight of management and the Company

Director Independence
Pursuant to the NYSE listing standards, Webster is required to have a majority of “independent directors” on its Board. In addition, the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee must be composed solely of independent directors. The NYSE listing standards define specific relationships that would disqualify a director from being independent and further require that for a director to qualify as “independent,” the board of directors must affirmatively determine that the director has no material relationship with the Company.
The Board, with the assistance of the Nominating and Corporate Governance Committee, conducted an evaluation of director independence, based primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations and family and other commercial, industrial, banking consulting, legal, accounting, charitable and legal relationships with Webster, including those relationships described under “Compensation Committee Interlocks and Insider Participation” and “Transactions with Related Persons” on page 46 of this Proxy Statement, and on discussions with the Board. As a result of this evaluation, the Board affirmatively determined that each of Messrs. Atwell, Cahill, Landy, Morse, O’Toole, Pettie, and Whiston and Mses. Aboelnaga Kanaan, Hayles, Ianieri, Mitchell, Osar and States is an “independent director” for purposes of Section 303A of the Listed Company Manual of the NYSE and applicable SEC rules and regulations. Additionally, the Board also affirmatively determined that Elizabeth E. Flynn, who resigned from the Board effective on January 31, 2022, was also an “independent director” for purposes of Section 303A of the Listed Company Manual of the NYSE and applicable SEC rules and regulations. In connection with its evaluation of director independence, the Board considered that Webster provides lending and other financial services to directors, their immediate family members, and their affiliated organizations in the ordinary course of business and without preferential terms or rates.
Mr. Ciulla is not considered independent because he is an executive officer of Webster and Webster Bank. Additionally, Mr. Kopnisky is not considered independent because he is the Executive Chairman of Webster and Webster Bank.
Executive Sessions of Independent Directors
In keeping with Webster’s Corporate Governance Policy, in 2021 the Board held 6 meetings that were limited to independent directors. The Lead Independent Director presides over the executive sessions of independent directors.
Risk Oversight
The Board administers its risk oversight function primarily through the Risk Committee, which is described in more detail below. The Risk Committee meets frequently throughout the year and reports its findings to the full Board on an ongoing basis. In addition, the Compensation Committee and the Risk Committee review and assess risks as related to Webster’s compensation programs. Webster also has a Chief Risk Officer, Daniel H. Bley, who reports in that capacity to the Risk Committee.
Board and Committee Meetings
During 2021, Webster continued to respond to the COVID-19 pandemic, maintaining prior initiatives to support its employees, customers, and the communities we serve. The Board of Directors focused, among other things, on the execution of the merger with Sterling and on the continuation of the strategic initiatives to drive incremental revenue and cost savings measures across the organization. In 2021, Webster held 18 meetings of its Board. As discussed above in this proxy statement, seven former directors of Sterling were appointed in 2022 in connection with the completion of the merger. Each other incumbent director attended at least 75 percent of the aggregate of (i) the total number of meetings held by the Board during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the individual served during the period that the individual served.
Committees of the Board; Code of Business Conduct and Ethics and Corporate Governance Guidelines
The Board has established six standing committees. The standing committees are the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee, the Risk Committee and the newly formed Technology Committee. With the exception of the Technology Committee, the Board has adopted a charter for each of these committees, as well as corporate governance guidelines that address the make-up and functioning of the Board and qualification guidelines for board members (the “Corporate Governance Policy”). The Technology Committee charter will be adopted at an upcoming Board meeting. The Board has also adopted a code of business conduct and ethics (the “Code of Business Conduct”) that applies to all employees, officers and directors. Each employee, officer and director participates in an annual training session that focuses on topics covered by Webster’s Code of Business Conduct. The training reinforces Webster’s core values and Webster’s commitment to full compliance with applicable laws and regulations. You can find links to the Corporate Governance Policy and Code of Business Conduct on the Company’s website at: www.wbst.com.
You can also obtain a printed copy of any of the materials referred to above, without charge, by contacting us at the following address:
Webster Financial Corporation 200 Elm Street Stamford, Connecticut 06902 Attn: James P. Blose Esq. General Counsel and Corporate Secretary
The Board has determined that all of the directors who currently serve on the Audit, Compensation, and Nominating and Corporate Governance Committees are, and all directors who served on those committees during 2021 were, “independent” for purposes of Section 303A of the Listed Company Manual of the NYSE and applicable SEC rules and regulations. In addition, all of the directors who serve on the Risk Committee are, and all directors who served on the committee during 2021, were “independent.”
Audit Committee
The Board has appointed an Audit Committee that oversees the Company’s financial reporting process, the system of internal financial and accounting controls, the audit process, and compliance with applicable laws and regulations. The Audit Committee reviews the Company’s quarterly and annual financial statements, including management’s discussion and analysis, and regulatory examination findings. The Audit Committee recommends the appointment of an independent registered public accounting firm and is responsible for the oversight of such firm. A copy of the Audit Committee’s charter is available on the Company’s website at: www.wbst.com. During 2021, the Audit Committee held 13 meetings. The members of the Audit Committee currently are Mses. Hayles (Chair), Ianieri and Mitchell and Messrs. Landy and Whiston. Each of the members of the Audit Committee meets, and during 2021 each of the members of the Audit Committee met, the independence requirements of the rules of the NYSE and applicable rules and regulations of the SEC. The Board has determined that each of the members of the Audit Committee is financially literate and that each member qualifies as an “audit committee financial expert”, as that term is defined in Item 407(d)(5) of Regulation S-K.
Compensation Committee
The Board has appointed a Compensation Committee that oversees compensation and benefits matters at the Company. During 2021, the Compensation Committee held 6 meetings. In 2021, Compensation Committee meetings were attended by Webster’s Chairman, President and CEO, other than while his compensation and benefits were discussed. For a description of the role of Webster’s CEO in determining or recommending the amount of compensation paid to our named executive officers during 2021, see “Compensation Discussion and Analysis”. In 2022, Compensation Committee meetings may be attended by Webster’s President and CEO, other than while his respective compensation and benefits are discussed. The members of the Compensation Committee currently are Messrs. Morse (Chair), Atwell, Cahill and O’Toole, and Ms. Osar. Each of the members of the Compensation Committee meets, and during 2021 each of the members of the Compensation Committee met, the independence requirements of the rules of the NYSE, and also serves as the Compensation Committee of the Company’s subsidiary, Webster Bank. A copy of the Compensation Committee’s charter is available on the Company’s website at: www.wbst.com. The Compensation Committee may delegate to its chairperson or any other Compensation Committee member such power and authority as the Compensation Committee deems appropriate, except such powers and authorities required by law to be exercised by the whole Compensation Committee or subcommittee thereof.
Pursuant to the Compensation Committee’s charter, among other responsibilities, the Committee is charged with annually reviewing and approving annual bonus arrangements and long-term incentive compensation paid to the

CEO. The Compensation Committee reviews and makes recommendations to the Board with respect to the annual base salary, and severance and/or change in control or similar agreements/provisions, if any, for the CEO; annually determining such compensation and benefits for the Company’s executive officers other than the CEO; annually recommending to the Board the content of the annual performance evaluation for the CEO and reviewing performance evaluations for the Company’s executive officers; administering and implementing the Company’s performance based incentive plans; reviewing the talent management and succession planning processes to ensure that there is a pool of qualified candidates to fill future Company executive officer positions; and reviewing and approving on a periodic basis the Company’s employee stock ownership guidelines. The Compensation Committee also reviews and makes recommendations to the Board with respect to director compensation.
For information on the role of compensation consultants in determining or recommending the amount or form of executive or director compensation, see “Compensation Discussion and Analysis – Compensation Consultant.”
Executive Committee
The Board has appointed an Executive Committee that has responsibility for serving as an exploratory committee for mergers and acquisitions and to serve as an ad hoc committee as needed. The Executive Committee did not meet during 2021. The current members of the Executive Committee are Messrs. Kopnisky (Chair), Atwell, Ciulla, Morse, O’Toole, Pettie, and Mses. Aboelnaga Kanaan and Hayles.
Nominating and Corporate Governance Committee
The Board has appointed a Nominating and Corporate Governance Committee that has overall responsibility for recommending corporate governance process and board operations for the Company. The Nominating and Corporate Governance Committee identifies director candidates, reviews the qualifications and experience of each person considered as a nominee for election or reelection as a director, and recommends director nominees to fill vacancies on the Board and for approval by the Board and the shareholders. A copy of the Nominating and Corporate Governance Committee’s charter is available on the Company’s website at: www.wbst.com. During 2021, the Nominating and Corporate Governance Committee held 2 meetings. The current members of the Nominating and Corporate Governance Committee are Messrs. O’Toole (Chair), Atwell, Cahill, and Morse and Ms. Ianieri. Each member of the Nominating and Corporate Governance Committee meets, and during 2021 each member of the Nominating and Corporate Governance Committee met, the independence requirements of the rules of the NYSE.
Risk Committee
The Board has appointed a Risk Committee whose primary function is to assist the Board in fulfilling its oversight responsibilities regarding the Company’s enterprise risk management, receiving information regarding the Company’s policies, procedures and practices relating to risk, and discussing material regulatory issues, compliance matters, and emerging risks to the Company. The Risk Committee also has responsibility for overseeing management’s monitoring of security issues. During 2021, the Risk Committee held 5 meetings. The current members of the Risk Committee are Messrs. Pettie (Chair), Landy and Whiston and Mses. Aboelnaga Kanaan, Osar and States.
Technology Committee
On January 31, 2022, the Board appointed a Technology Committee that assists the Board in fulfilling its oversight responsibilities with respect to the overall role of technology and innovation in executing the business strategy of the Company. The Committee is responsible for reviewing and approving the Technology Strategic Plan, reviewing significant technology investments and expenditures and monitoring and evaluating existing and future trends in technology and innovation that may affect the Corporation’s strategic plans, including the inherent risks related to adoption and mitigation. The current members of the Technology Committee are Mses. Aboelnaga Kanaan (Chair), Hayles, Mitchell and States and Mr. Pettie.

Director Qualifications and Nominations
Each year, the Board undergoes a self-assessment process to evaluate performance of the Board and Committees. As part of the self-assessment process, the Board considers which attributes and skill sets are important to ensure optimal performance of the Board. The information learned through this process is utilized when considering outside director candidates.
The Board believes that it should be composed of directors with diverse experience in business and in areas that are relevant to the Company, and that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. Directors should also have an objective perspective and practical wisdom and should be willing and able to devote the required amount of time to Webster’s business. In addition to depth and breadth of business and civic experience in leadership positions, a potential director’s ties to Webster’s markets are considered in order to ensure diversity and broad geographic and demographic representation reflective of the markets served. These attributes are embodied in Webster’s Qualification Guidelines for Board Members (the “Guidelines”). The Nominating and Corporate Governance Committee reviews and assesses the effectiveness of the Guidelines periodically.
The Board is committed to sustaining a board that achieves balance between depth of experience in the oversight of Webster and fresh approaches to oversight and strategic deliberations, particularly as Webster’s business and best practices of corporate governance evolve. At the closing of the merger with Sterling on January 31, 2022, Webster added seven new directors to its Board, each of whom previously served on the Board of Directors of Sterling. In addition to the former Sterling directors, Webster has added five new outside directors since 2014 and seven directors have retired since 2014.
When considering candidates for the Board, the Nominating and Corporate Governance Committee takes into account a number of factors in addition to the foregoing competencies, including the following:
•	independence from management;
•	judgment, skill, integrity and reputation;
•	relevant specific industry experience;
•	age, gender and ethnic background;
•	current position with another business or entity;
•	potential conflicts of interests with other pursuits; and
•	existing ties to the Company’s and Webster Bank’s markets.
When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others, including third party search firms. The Committee will review the qualifications and experience of each candidate. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.
Webster’s Bylaws permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, provided such nominations are made pursuant to timely notice in writing to the Secretary of Webster. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Webster not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders. If less than 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Webster not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on February 18, 2022 and by filing a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) with the SEC on February 18, 2022. The Nominating and Corporate Governance Committee will consider candidates for director suggested by shareholders applying the criteria for candidates described above and considering the additional information required by Article III, Section 13 of Webster’s Bylaws, which must be set forth in a shareholder’s notice of nomination. Section 13 of Webster’s Bylaws requires that the notice include: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Webster which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in this Proxy Statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving notice, (i) the name and address, as they appear on Webster’s books, of such shareholder, and (ii) the class and number of shares of Webster which are beneficially owned by such shareholder. In considering any nominees for directors recommended by a shareholder, the Nominating and Corporate Governance Committee considers, among other things, the same factors set forth above.
In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules (once effective) for our 2023 Annual Meeting of Shareholders, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 27, 2023.
Compensation of Directors
The following table summarizes the compensation paid to Webster’s non-employee directors during 2021. Employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster or its subsidiaries. Webster does not issue option awards, and no non-employee directors have any option awards outstanding. Except as described below, no other compensation was paid to any such director.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
William L. Atwell	97,000	93,417	3,692	194,109
Elizabeth E. Flynn	75,000	75,768	2,995	153,763
E. Carol Hayles	86,000	75,768	2,995	164,763
Linda H. Ianieri	70,000	75,768	2,995	148,763
Laurence C. Morse	79,000	75,768	2,995	157,763
Karen R. Osar	68,500	75,768	2,995	147,263
Mark Pettie	85,000	75,768	2,995	163,763
Lauren C. States	78,000	75,768	2,995	156,763
1	Includes Board and committee retainers paid in 2021.
2
The amounts in this column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The fair market value of the restricted shares awarded to Mses. Flynn, Hayles, Ianieri, Osar and States and Messrs. Atwell, Morse and Pettie in 2021 was $53.32 per share based on the closing price of the Company’s common stock on the date of the grant. As of December 31, 2021, Mses. Flynn, Hayles, Ianieri, Osar and States and Messrs. Morse and Pettie each had 1,421 unvested restricted shares from the annual equity grants in 2021, and Mr. Atwell had 1,752 shares.

3	Reflects the dollar amount of dividends paid on unvested shares of restricted stock for the fiscal year ended December 31, 2021.
Webster uses a combination of cash and shares of restricted stock to attract and retain qualified candidates to serve on the Board. Webster targets director compensation to be at the median for its peer group (as described in “Compensation Discussion and Analysis” below), with the opportunity to earn significantly more based on Webster’s total shareholder return. Stock Ownership Guidelines have also been established for directors to closely align directors’ interests with those of Webster’s shareholders.
Annually, Webster engages an independent compensation consultant McLagan, which is part of the Rewards Solutions practice at Aon plc (“McLagan”), to offer market perspectives on the compensation of Webster’s directors. To provide this perspective, McLagan utilizes publicly available proxy information from Webster’s Peer Group. During its review in late 2020, McLagan recommended that no changes be made to director compensation for 2021 since Webster directors were positioned fairly relative to the peer group median. The Compensation Committee reviewed the information and agreed with this recommendation.
In addition to payment of annual board and committee retainers, the Lead Independent Director received 1,752 shares of restricted stock and each of the other non-employee directors received 1,421 shares of restricted stock. All shares of restricted stock vest after one year and have a two-year holding period following the vesting period. Webster continued to reimburse directors for reasonable travel expenses incurred in connection with attending Board meetings.

The following schedule shows the annualized retainer fees in effect in 2021:
Retainer	Effective 2021
Annual Board Retainer - Lead Independent Director	$76,000
Annual Board Retainer - Director	$54,000
Annual Audit Committee Retainer - Chair	$24,000
Annual Audit Committee Retainer - Member	$11,000
Annual Compensation Committee Retainer - Chair	$20,000
Annual Compensation Committee Retainer - Member	$ 8,000
Annual Nominating & Corporate Governance Committee Retainer - Chair	$13,000
Annual Nominating & Corporate Governance Committee Retainer - Member	$ 5,000
Annual Risk Committee Retainer - Chair	$20,000
Annual Risk Committee Retainer - Member	$ 8,000
The Webster stock ownership guidelines during 2021 required non-employee directors to own Webster Common Stock with a market value equal to at least $300,000. The stock ownership guidelines for non-employee directors were revised for 2022 to now require ownership of 5x the annual board member cash retainer. Non-employee directors who do not meet the guidelines agree to hold all long-term incentives, which include vested shares of restricted stock and exercised stock options (net of exercise price and taxes), until they achieve the required ownership threshold of Webster Common Stock.
In 2022, following the completion of the merger with Sterling, the Compensation Committee recommended, and the Board approved, an increase in non-employee director compensation. Beginning February 1, 2022, non-employee directors will receive an annual board member retainer of $ 90,000, paid quarterly and prorated for the number of months served in the case of a director who joined or left the Board during the year and an annual equity award in the amount of $110,000, with shares determined based on the ten-day average closing price of common stock prior to the date of grant. Further, for 2022, the annual retainer for the Lead Independent Director was increased to $130,000. The annual retainers for each committee chair were also approved as follows: Audit Committee Chair $35,000, Risk Committee Chair $30,000, Compensation Committee Chair $20,000, Nominating and Corporate Governance Committee Chair $20,000 and Technology Committee Chair $20,000. The retainers for being a member on a committee were eliminated.
Communications with Directors
The Company’s shareholders and other interested persons who want to communicate with the Board of Directors, any individual Director, the Lead Director, the non-management directors as a group or any other group of directors, can write to:
[Name of Director or Directors] c/o Lead Director of the Board of Directors Webster Financial Corporation P.O. Box 1986 Waterbury, CT 06722
All communications received (except for communications that are primarily commercial in nature or relate to an improper or irrelevant topic) will be forwarded to the intended recipient(s) or the full Board, as appropriate.
Director Attendance at Annual Meetings
Webster typically schedules a meeting of the Board of Directors in conjunction with the annual meeting and expects that all members of the Board of Directors will attend the annual meeting, absent a valid reason, such as a previously scheduled conflict. Last year all of the individuals then serving as directors attended the annual meeting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Officers of Webster Financial Corporation
The following table sets forth information regarding the executive officers of Webster and Webster Bank. Executive officers are appointed annually by the Board of Directors. All ages are provided as of December 31, 2021 and all titles are current as of the mailing of this proxy statement.
Name	Age as of December 31, 2021	Positions with Webster and Webster Bank
Daniel H. Bley	53	Chief Risk Officer
James P. Blose	53	General Counsel and Corporate Secretary[1]
John R. Ciulla	56	President and CEO[2]
Javier L. Evans	59	Chief Human Resources Officer[3]
Jack L. Kopnisky	65	Executive Chairman[4]
Glenn I. MacInnes	60	Chief Financial Officer
Luis Massiani	44	Chief Operating Officer[5]
Christopher J. Motl	51	President of Commercial Banking
Beatrice Ordonez	49	Chief Innovation Officer[6]
Charles L. Wilkins	60	Head of HSA Bank
1	Mr. Blose was appointed General Counsel and Corporate Secretary as of January 31, 2022 in connection with the completion of the merger with Sterling.
2	Mr. Ciulla served as Chairman, President and CEO during 2021.
3	Mr. Evans was appointed Chief Human Resources Officer as of January 31, 2022 in connection with the completion of the merger with Sterling.
4	Mr. Kopnisky was appointed Executive Chairman as of January 31, 2022 in connection with the completion of the merger with Sterling.
5	Mr. Massiani was appointed Chief Operating Officer as of January 31, 2022 in connection with the completion of the merger with Sterling.
6	Ms. Ordonez was appointed Chief Innovation Officer as of January 31, 2022 in connection with the completion of the merger with Sterling.
Provided below is biographical information for each of Webster’s executive officers other than Mr. Kopnisky and Mr. Ciulla. For information regarding Mr. Kopnisky and Mr. Ciulla, see “Election of Directors-Information as to Nominees.”
Daniel H. Bley is Chief Risk Officer of Webster and Webster Bank. He joined Webster in 2010. Prior to joining Webster, Mr. Bley worked at ABN AMRO and Royal Bank of Scotland from 1990 to 2010, having served as Managing Director of Financial Institutions Credit Risk and Group Senior Vice President, Head of Financial Institutions and Trading Credit Risk Management. Mr. Bley currently serves on the Board of Directors of Junior Achievement of Greater Fairfield County.
James P. Blose, Esq. is General Counsel and Corporate Secretary of Webster and Webster Bank. Mr. Blose was Executive Vice President, General Counsel and Chief Legal Officer of Sterling and Sterling National Bank from 2015 to 2022 in conjunction with Sterling’s acquisition of Hudson Valley Holding Corporation and Hudson Valley Bank for which Mr. Blose was Executive Vice President, General Counsel & Secretary from October 2013 to June 2015. Prior to joining Hudson Valley Bank, Mr. Blose was a partner at the law firm Griffin, Coogan, Blose, Sulzer & Horgan, P.C., located in Bronxville, New York, from December 2003 to October 2013, where his primary role was outside general counsel to Hudson Valley Holding Corporation and Hudson Valley Bank.
Javier L. Evans is Chief Human Resources Officer of Webster and Webster Bank. Mr. Evans was Executive Vice President, Chief Business Operations and Services Officer for Sterling and Sterling National Bank having been appointed to this position in February 2021. Prior to this appointment, Mr. Evans served as Chief Human Resources Officer of Sterling and Sterling National Bank from October 2017 to February 2021. Mr. Evans joined Sterling National Bank in conjunction with the merger of Astoria Bank where he was Senior Vice President of Human Resources. Prior to joining Astoria Bank in 2014, Mr. Evans was responsible for Human Resources services and programs at TD Bank and TD Securities for select divisions while supporting investment management and securities.

Glenn I. MacInnes is Chief Financial Officer of Webster and Webster Bank. He joined Webster in 2011. Prior to joining Webster, Mr. MacInnes was Chief Financial Officer at New Alliance Bancshares for two years and was employed for 11 years at Citigroup in a series of senior positions, including Deputy CFO for Citibank North America and CFO of Citibank (West) FSB. Mr. MacInnes serves on the Board of Wellmore Behavioral Health, Inc.
Luis Massiani is Chief Operating Officer of Webster and Webster Bank. Mr. Massiani was President of Sterling National Bank and Chief Operating Officer of Sterling Bancorp since January 2021. He was Senior Executive Vice President since October 2014, and Chief Financial Officer from October 2013 to March 1, 2021 of Sterling Bancorp and Sterling National Bank. Prior to the combination with Sterling in October 2013, Mr. Massiani was Executive Vice President and Chief Financial Officer at Provident NY Bancorp and Provident Bank from December 2012 to October 2013. Prior to joining Provident, Mr. Massiani was Director of the Investment Banking Department of Credit Suisse Securities (USA) LLC from May 2011 to December 2012. Mr. Massiani also served first as Vice President and then as a Director of the investment banking department of Citadel Securities LLC, from September 2009 to May 2011.
Christopher J. Motl is President of Commercial Banking of Webster and Webster Bank. He joined Webster in 2004 and was responsible for establishing and growing the Sponsor and Specialty Banking Group and was most recently Executive Vice President and Director of Middle Market Banking. Prior to joining Webster, Mr. Motl worked at CoBank, where he was Vice President and Relationship Manager. Mr. Motl is on the board of Special Olympics of Connecticut and the Travelers Championship.
Beatrice Ordonez is Chief Innovation Officer of Webster and Webster Bank. Ms. Ordonez was Chief Financial Officer since March, 2021 and Executive Vice President since February, 2021 of Sterling and Sterling National Bank. Prior to joining Sterling, Ms. Ordonez was Chief Financial Officer of OTC Markets Group from December 2015 to January 2021. Ms. Ordonez’s prior experience includes serving as Chief Operations Officer and Managing Director of Convergex Group from October 2006 to June 2015.
Charles L. Wilkins is Head of HSA Bank. He joined Webster in January 2014. Prior to joining Webster, he was President of his own consulting practice specializing in healthcare and financial services from June 2012 to December 2013.
Compensation Committee Report
The Compensation Committee (“Committee”) met with management to review and discuss the Compensation Discussion and Analysis (“CD&A”) disclosures that follow. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Form 10-K for its 2021 fiscal year, and the Board has approved the recommendation.
Compensation Committee
Laurence C. Morse (Chair)
William L. Atwell
John P. Cahill
Karen R. Osar
Richard L. O’Toole
Compensation Discussion and Analysis
The Compensation Discussion and Analysis discusses in detail the 2021 executive compensation program for the Company’s NEOs. The Compensation Committee recommends the base salary for the CEO to the Board of Directors, approves the annual cash incentive and long-term equity-based incentives (“LTI”) for the CEO, and approves the compensation for Webster’s other NEOs. Other executive officers are also compensated under the same compensation program.
At the annual meeting of shareholders held on April 22, 2021, Webster held an advisory vote on executive compensation. Approximately 97% of the shares of Webster Common Stock that were voted on the proposal were voted for the approval of the compensation of the NEOs as discussed in Webster’s 2021 Proxy Statement. The Committee considers the outcome of the vote when determining compensation policies and setting NEO compensation and believes that the results show strong support for Webster’s compensation policies and programs. No changes in the overall structure of the compensation program were made in 2021.

2021 Operating Performance
Webster’s 2021 financial performance continued to be impacted by the COVID-19 pandemic and resulting economic impact. Management focused on capital, credit and liquidity, keeping its employees and customers safe, providing various forms of relief to our consumer and business customers, supporting our communities through philanthropy, and continuing to originate loans, accept deposit balances and earn fees.
Financial Performance Summary
•	Total revenue of $1.2 billion.
•	Net income of $408.9 million.
•	Net income available to common shareholders of $401.0 million.
•	Pre-provision net revenue of $479.4 million.
•	Efficiency Ratio[1] of 56.2%.
•	Net charge-offs as a percentage of average loans and leases of 0.02%.
•	Overall loan growth of 2.9%, 8.2% excluding Paycheck Protection Program loans.
•	Deposit growth of 9.2%.
•	Return on average common shareholders’ equity of 12.56%.
•	Return on average tangible common equity of 15.35%.
•	Return on average assets of 1.19%.
In April 2021, Webster announced a planned merger of equals with Sterling, which was completed effective January 31, 2022. Accordingly, the following CD&A and executive compensation tables reflect compensation paid under the Webster compensation plans in place during 2021. In connection with the closing of the merger with Sterling, the Committee approved certain compensation related arrangements affecting NEOs as a result of the merger, some of which were disclosed in the Current Report on Form 8-K filed on February 1, 2022 and amended as of February 3, 2022 and are briefly described below.
•	John Ciulla’s title changed to President and CEO, and he received an increase to his base salary, short-term incentive target, and long-term incentive target.
•	Each of Glenn MacInnes and Chris Motl received an increase to their base salary, short-term incentive target, and long-term incentive target.
•
Synergy awards in the form of long-term incentive time and performance-vesting restricted stock awards were granted upon closing of the merger to four executives, including Messrs. Ciulla, MacInnes, and Motl, which will be eligible to vest ratably in thirds over the next three years based on the achievement of applicable performance metrics and the grantee’s continued employment through the annual anniversary of grant immediately following the end of the applicable performance period.

•
The Compensation Committee determined the level of achievement of the performance goals based on the actual achievement of performance through the Closing Date for the open performance periods applicable to Webster’s outstanding performance shares, including those held by the NEOs. All such will remain subject to the other terms and conditions, including time-based vesting conditions, applicable to such awards as of immediately prior to the effective time of the merger with Sterling.

Amounts related to these compensation actions and awards are not part of the NEOs’ 2021 compensation and thus are not included in the Summary Compensation Table or further discussed in this CD&A, but will be described in next year’s proxy statement.
[1]
Efficiency Ratio is a non-GAAP measure which quantifies the cost expended to generate a dollar of revenue. Refer to our 2021 Annual Report for further information regarding the use of non-GAAP financial measures and reconciliation to the most directly comparable GAAP financial measures.

Objectives of Compensation Program
Webster’s executive compensation program is designed to attract, engage and retain qualified executives and to reward actions and results that the Compensation Committee and Board of Directors believe will increase Economic Profit1 and maximize shareholder return. Special attention is given to ensuring that compensation plans do not encourage NEOs or other executives to take excessive risks.
Webster’s executive compensation program is performance based and closely aligns total compensation with achievement of Webster’s financial and strategic goals. A meaningful portion of total compensation is variable and tied to future shareholder return, thereby rewarding NEOs and other executives for pursuing strategies that increase Economic Profit over time.
The compensation program has four primary objectives:
•	Performance Based - A majority of total compensation is intended to be variable based on the Company’s success in achieving established financial and strategic goals.
•
Equity Based - A meaningful portion of the total compensation opportunity is equity-based and is dependent on: absolute return on equity (“ROE”); and relative total shareholder return (“TSR”) over a three-year period.

•
Competitive - Total compensation opportunities should be competitive, thus enabling Webster to attract, engage and retain highly qualified NEOs and other executive officers who will be motivated to achieve Webster’s financial and strategic goals.

•
Safety and Soundness - Webster’s incentive compensation programs reward individual actions and behaviors that support Webster’s mission, business strategies and performance-based culture and do not encourage excessive risk taking.

[1]
Economic Profit is a non-GAAP measure and is calculated at the consolidated and business unit level. Economic Profit is defined as net income less the imputed cost of equity capital which we estimate at 10.0%.

Compensation Best Practices
The Committee annually reviews best practices in executive compensation and governance and continues to enhance our policies and practices, which include the following:
2021 Compensation and Governance Best Practices
We Do	We Do Not
Provide a substantial portion of each NEO’s total compensation opportunity in the form of variable pay, such that actual compensation is closely tied to financial performance and business results	Have employment agreements in 2021[1]
Have robust stock ownership guidelines that are reviewed annually and include a one-year post vesting holding period that remains in effect if the executive terminates from the Company	Allow stock option repricing
Have a long-term equity program that is 60% performance based driving a pay for performance culture	Provide excise tax gross-up provisions in any agreements with our NEOs
Review the compensation Peer Group annually	Pay dividends on unvested performance shares until after shares are vested
Have an independent Compensation Consultant to advise the Compensation Committee	Allow hedging or pledging of shares

Have a “clawback” feature under which any bonus or incentive compensation for NEOs and other executives is subject to recovery if based on criteria later shown to be materially inaccurate, without regard to whether the inaccuracy arose from any misconduct
Incentivize excessive risk taking
1
While Webster generally does not enter into employment agreements with executive officers, in connection with the merger with Sterling, it entered into a letter agreement related to Mr. Kopnisky’s role as Executive Chairman and retention agreements with Messrs. Ciulla, MacInnes and Massiani, as previously disclosed.

Setting 2021 Compensation
In February 2021, the Committee reviewed all elements of compensation for the NEOs and approved the compensation structure. This structure is intended to provide the NEOs with a compensation opportunity commensurate with persons with similar duties and responsibilities at other financial institutions of similar size. In determining levels of each NEO’s overall compensation, the Committee also considers the qualifications and experience of the respective officer, Webster’s size and complexity of operations and, to a certain extent, the compensation paid to other employees of the Company. The Committee uses external data as input for the Committee’s analysis and to obtain a general understanding of current market compensation practices, rather than as strict rules for establishing compensation. A meaningful portion of compensation is tied to financial and strategic performance. Consequently, actual compensation received will vary from targeted compensation.
Compensation Consultant
In carrying out its responsibilities, the Committee engages McLagan, which is part of the Rewards Solutions practice at Aon plc (“McLagan”), an independent compensation consultant, to offer market perspectives on annual pay, current executive and director compensation trends and compensation programs currently in place at Webster. The consultant also provides insight into regulatory issues affecting compensation. The Committee has the authority to hire and terminate the consultant and determine the nature and scope of the consultant’s assignments. The Committee has engaged McLagan since June 2010. The Committee reviewed the work performed by McLagan and, under SEC and NYSE regulations, determined that the work did not create a conflict of interest.
McLagan provided the Committee with ongoing insights relating to trends in executive compensation in the banking sector. At the direction of the Committee, McLagan reviewed all elements of compensation for the NEOs and other executive officers and made recommendations with regard to plan design. McLagan also reviewed an analysis of Webster’s 2021 performance relative to peers and opined on management’s proposals to the Committee regarding 2021 executive compensation. McLagan attended all Committee meetings and, in each meeting, had the opportunity to meet with the Committee in executive session. The Committee weighs the consultant’s perspective as part of its decision-making process. The Committee communicates compensation decisions directly to management. The Committee utilized market context and recommendations from McLagan when determining the amount and form of compensation paid to Webster’s executive officers during 2021.
McLagan provided the Committee additional analysis throughout 2021 in relation to the proposed merger with Sterling. McLagan provided input to the Committee regarding the determination of the achievement of applicable performance metrics with respect to outstanding performance shares, compensation packages for key executives, and termination packages for the executives leaving Webster. They actively worked with management and the Committee in designing performance-based synergy awards for four key executives that align with shareholder interests and encourage retention post-merger. The Committee also used McLagan in recommending new executive compensation program designs for the combined company, changes to the peer group, director compensation, executive benchmark data, 2022 annual cash incentive and LTI plan designs, and stock ownership guidelines for the executives and directors, taking into account the increased scale and scope of activities for the Company following the closing of the merger with Sterling.
Compensation Peer Group
The Committee uses a combination of proxy information from the Peer Group and available market compensation survey data to review annually the compensation of Webster’s NEOs relative to comparable positions. The Committee may also use comparisons to the Peer Group to consider other market practices relevant to the scope of the NEOs’ responsibilities. This may include, for example, change in control provisions and stock ownership guidelines.
In 2021, the Committee considered actual and, where available, target compensation data from the Peer Group, along with available market compensation survey data. This data was presented by McLagan and contributed to an assessment of the competitiveness of actual and target pay for Webster’s NEOs.
The Committee reviews the composition of the Peer Group annually with the assistance of McLagan with the objective of maintaining a group of peer banks that individually and collectively represent suitable comparators for compensation-related analyses. Suitability is defined using a number of factors, including size, scope, business mix and geographic focus. Scope measures include total assets, net revenue, market capitalization and number of employees. Business mix is reflected by an analysis of loan composition (consumer, real estate, commercial and construction) and revenue composition (sources and proportion of net interest income and non-interest income). Banks with a geographic focus outside the continental United States are excluded regardless of the appropriateness of their scope and business mix. In late 2020, at the request of the Committee, McLagan prepared an evaluation of our Peer Group for use in 2021. As a result of the evaluation, a recommendation was made that our current Peer Group (less IBERIABANK Corporation, which was acquired by First Horizon National Corporation in 2020) met the criteria stated above and no changes were needed. The Committee approved the recommendation and identified the 17 companies listed below as the Peer Group for 2021.

2021 Compensation Peer Group[1]
Company	Total Assets (in millions)
Associated Banc-Corp	$35,501
BancorpSouth, Inc.	$23,236
BOK Financial Corporation	$45,820
Commerce Bancshares, Inc.	$30,496
Cullen/Frost Bankers, Inc.	$39,378
FNB Corporation	$37,721
Fulton Financial Corporation	$24,618
Hancock Whitney Company	$33,215
Old National Bancorp	$22,102
People’s United Financial, Inc	$61,510
Prosperity Bancshares, Inc.	$32,967
Synovus Financial Corporation	$54,122
TCF Financial Corporation	$50,062
UMB Financial Corporation	$29,754
Umpqua Holdings Corporation	$29,645
United Bankshares, Inc.	$26,235
Valley National Bancorp	$41,717
75th Percentile	$41,717
Median	$33,215
25th Percentile	$29,645
Webster	$32,709
Webster Percent Rank	43%
1	Data as of September 2020 and is provided by McLagan.
Subsequent to the approval of the Peer Group, in 2021 TCF Financial Corporation was acquired by Huntington Bancshares Corporation and no longer remained in our peer group, bringing the total number of companies in the Peer Group following the acquisition to 16 from 17.
Elements of 2021 Compensation
Webster’s compensation program has three basic elements: base salary, annual cash incentive and LTI. The annual cash incentive rewards current year performance, while the LTI aligns the NEOs’ incentives with the long-term goals and performance of the Company. LTI grants consist of a 60%/40% mix of performance-based shares and time-based restricted stock. Performance shares have a three-year performance period with cliff vesting based on the achievement of applicable performance metrics, and time-based restricted shares have a three-year vesting schedule with one-third vesting on each anniversary of the date of the grant.
The Committee annually reviews all elements of compensation, separately and in aggregate, to ensure that the total amount of compensation is within appropriate competitive parameters based on data from independent sources and based on the performance of the Company and NEOs.
In late 2020, the Committee engaged McLagan to provide an analysis of Webster’s total compensation as well as the individual components compared to the Peer Group and McLagan’s 2020 Top Management Compensation Survey. This was supplemented by management with other data from available market compensation survey data.

This aggregate data contributed to an assessment of the competitiveness of actual and target pay for Webster’s NEOs. Based on the findings, the Committee set the components of pay and the weight of each component creating a structure that reflects Webster’s objectives for compensation (as described earlier) while allowing individual variations based on job scope, tenure, retention risk and other factors relevant to the Committee. Based on 2020 performance, in February 2021 the Committee approved 2021 total direct compensation at target (including the February 2021 LTI grants based on 2020 performance) slightly higher than median Peer Group compensation.
The chart below displays total direct compensation at target by component, including target and pay mix of each component by NEO for the program approved in February 2021. For purposes of this table, “pay mix” represents the percentage of total direct compensation for each component. Titles shown are as of December 31, 2021 and do not reflect any changes resulting from the merger with Sterling.
2021 Components of Total Direct Compensation at Target
Name and Principal Position	Salary		Annual Cash Incentive		Total Cash Compensation		Long-Term Incentive		Total Direct Compensation
	Year-End 2021	Pay Mix	Target	Pay Mix	Target	Pay Mix	Target	Pay Mix	Target	Pay Mix
John R. Ciulla Chairman, President and CEO	$1,000,000	25%	$1,000,000	25%	$2,000,000	50%	$2,000,000	50%	$4,000,000	100%
Glenn I. MacInnes EVP and CFO	$520,000	33%	$416,000	27%	$936,000	60%	$624,000	40%	$1,560,000	100%
Christopher J. Motl EVP, Head of Commercial Banking	$515,000	34%	$412,000	27%	$927,000	61%	$592,250	39%	$1,519,250	100%
Charles L. Wilkins EVP, Head of HSA Bank	$410,000	34%	$328,000	28%	$738,000	62%	$451,000	38%	$1,189,000	100%
Daniel H. Bley EVP, Chief Risk Officer	$410,000	41%	$266,500	27%	$676,500	67%	$328,000	33%	$1,004,500	100%
Salary
Annual salary is the only fixed component of Webster’s executive compensation program. In setting salary, the Committee looks at current pay practices, Peer Group comparisons and general market analysis in consultation with its compensation consultant, McLagan. The Committee then establishes salaries that are competitive to the Peer Group and the external market for similar positions. The Committee reviews the salaries on an annual basis.
In the case of a change in role, an officer’s new responsibilities, external pay practices, internal equity, past performance and experience are all considered in determining whether a change in salary is warranted.
As part of the Committee’s annual salary review, salaries were determined to be in line with the median when compared with the actual proxy data of the Peer Group and benchmark survey information. As a result, no adjustments were made to the NEO’s base salaries.
Annual Cash Incentive Compensation – Plan Overview
Annual cash incentive compensation is variable based on performance and ties a significant portion of the NEOs’ compensation to achievement of the Company’s annual financial plan and also considers financial performance relative to the Peer Group. The Committee approves measurements for the plan annually. For 2021, target incentives were set for each of the NEOs between 25% and 28% of total compensation. The plan is designed so that the weighted average performance for the financial measures must exceed a predetermined threshold before a payout can be made.

The plan is structured to calculate incentives based on two Primary Components:
1.
Corporate Component - This component has two elements: Financial Performance relative to plan and Performance Relative to Peer Group. Financial Performance is determined by scoring performance against four pre-established financial measures tied to the annual financial plan. Each measure is weighted based on relative importance, and then the measures are totaled to determine a weighted score. Adjustments to this score may then be made, by as much as 20 percentage points, based on the Committee’s assessment of the Company’s performance against financial performance goals and their degree of difficulty and the Committee’s assessment of performance against the four pre-established financial measures relative to the Company’s Peer Group.

2.
Line of Business Component - The Line of Business Component is determined based on the financial performance of the line of business against its pre-established financial goals, and the line of business performance against significant strategic objectives for the year. Adjustments may then be made based on the CEO’s and the Committee’s assessment of results against objectives, the competitive environment and the degree of difficulty of the goals. The program dictates that the Line of Business Component is not scored or paid out unless the Corporate Component is scored at or above its threshold payout level. Messrs. Motl and Wilkins are the line of business heads among the NEOs.

The Corporate Component rating generates a potential funding of 0% to 150% of target. A score of 100% results in funding at target. Scores below 50% on an individual measure are reduced to zero and a total weighted score below 50% on the four goals in the aggregate earns no payout.
The two Primary Components are weighted based on each NEO’s responsibilities. The weighting of the Primary Components is shown in the chart below.
2021 Weight of Primary Components
Name	Corporate Performance	Line of Business Performance
John R. Ciulla	100%	0%
Glenn I. MacInnes	100%	0%
Christopher J. Motl	40%	60%
Charles L. Wilkins	40%	60%
Daniel H. Bley	100%	0%

Annual Cash Incentive Scoring - Results
Corporate Financial Performance - Webster’s 2021 results compared to plan are set forth in the table below. The Committee has discretion to make adjustments for extraordinary, unusual or non-recurring items. For 2021, adjustments were made for three items resulting in an adjustment of 15.4 percentage points. The adjustments were for restructuring charges incurred to optimize future performance, PPP round 2, and direct investment income.
2021 Annual Cash Incentive – Corporate Financial Performance
Financial Metric	Threshold	Target	Maximum	Actual[1]	Score	Weight	Weighted Score
Pre-Tax Pre-Provision Income	$392.4	$467.3	$542.3	$468.2	100.6%	35%	35.2%
Return on Average Equity	7.60%	9.19%	10.77%	12.00%	150.0%	30%	45.0%
Efficiency Ratio	59.72%	57.17%	56.21%	57.89%	86.0%	20%	17.2%
Credit:
NPLs / Average Loans[2]	1.52%	1.23%	0.94%	0.56%	150.0%	7.5%	11.3%
NCOs / Average Loans[2]	0.51%	0.40%	0.30%	0.02%	150.0%	7.5%	11.3%
					Total	100%	119.9%
1	Actual results used for compensation calculation differs from GAAP.
2
NPL is an abbreviation for non-performing loans and NCO is an abbreviation for net charge-offs. Average loans for the Corporate Financial Performance are defined as the average of the four quarters’ ending loan balances.

Performance Relative to Peer Group - As previously described, the Committee has discretion to adjust the Corporate Component Score by plus or minus 20 percentage points based on Webster’s performance against pre-established financial measures or performance relative to its Peer Group. The table below shows Webster’s performance relative to the 16 companies in the Peer Group.
2021 Annual Cash Incentive - Performance Relative to Peer Group
Financial Metric[1]	2021				2020
	Results	% Rank	Weight	Weighted Score	% Rank	Weight	Weighted Score
Pre-Tax Pre-Provision Income/Avg. Assets	1.40%	63%	35%	21.9%	24%	35%	8.2%
Return on Average Equity	12.25%	75%	30%	22.5%	24%	30%	7.1%
Efficiency Ratio	56.80%	75%	20%	15.0%	6%	20%	1.2%
Credit:
NPLs / Average Loans[2]	0.56%	38%	7.5%	2.8%	24%	7.5%	1.8%
NCOs / Average Loans[2]	0.02%	88%	7.5%	6.6%	47%	7.5%	3.5%
		Weighted Score		68.8%	Weighted Score		21.8%
1	Data as reported by SNL Securities for comparability.
2
NPL is an abbreviation for non-performing loans and NCO is an abbreviation for net charge-offs. Average loans for the Performance Relative to Peer Group are defined as the average of the four quarters’ ending loan balances.

Final Corporate Component – While the performance of the Company would have warranted a positive adjustment relative to peers, the Committee determined that it was not necessary due to the strong level of the Corporate Component of the plan. The result is the final Corporate component being equal to the Financial Performance score of 119.9%.
2021 Annual Cash Incentive – Financial Performance and Adjustments
Financial Performance	Peer Group Adjustment	Final Corporate Component
119.9%	0.0%	119.9%
Line of Business Component - The annual incentives for the line of business leaders are based 60% on the results of the respective line of business and 40% on corporate results. The line of business results are based on a combination of financial metrics and strategic initiatives. The results for each line of business are shown in the table below.
2021 Annual Cash Incentive – Line of Business Component
Commercial Banking	137.1%
HSA Bank	118.8%
2021 Annual Cash Incentive Compensation Awarded in February 2022
Individual NEO Performance - Individual performance is determined through the annual review process as part of the Company-wide performance management process. Each NEO is evaluated based on achievement of individual performance objectives which include strategic goals, personal behavior, risk management, regulatory compliance and people leadership. The Committee evaluates the CEO, and the CEO evaluates the other NEOs in consultation with the Committee.
NEOs’ Performance Summaries for 2021
Name	Performance Summary
John R. Ciulla
• Provided strong leadership and above-plan financial performance through the uncertain operating environment caused by the continued pandemic
• Negotiated, announced, and planned the integration of, a merger of equals with Sterling
• Drove strong execution of Webster’s transformation and efficiency activities announced in late 2020
• Maintained high employee engagement through regular communications to provide updates on the merger with Sterling, the COVID-19 pandemic, and other business activities
• Announced the new leadership team for the combined bank early to ensure dedicated resources built their teams and processes to be ready for immediate execution and success
• Total revenue for the Company of $1.2 billion
• Net income for the Company of $408.9 million
• Continued to focus on the Company’s ESG activities
• Co-chaired the Company’s Diversity, Equity Inclusion and Belonging Council

Glenn I. MacInnes
• Provided strong financial guidance that helped the Company exceed its financial objectives for the year
• Was principal in Webster’s execution of its transformational project
• Led due diligence for the Sterling merger of equals and led all merger-related financial matters
• Net income for the Company of $408.9 million
• Efficiency ratio (non-GAAP) for the Company of 56.2% vs 59.6% in 2020
• Oversaw all accounting and reporting related to the bank’s restructuring activities
• Continued to strengthen the Company’s control environment
• Leadership of Investor Relations activities and interaction with investors

NEOs’ Performance Summaries for 2021
Name	Performance Summary
Christopher J. Motl
• Drove record commercial banking performance, including pre-tax, pre-provision net revenue of $442.3 million
• Executive lead on the strategic transformational project for the Company which completed in 2021
• Return on Allocated Capital of 15.0%
• Loans in Commercial Banking increased by 10.4%, excluding PPP loans
• Deposits in Commercial Banking increased by 17.7%
• Took over leadership of Business Banking and Webster Investment Services in late 2020 and both teams had strong results
• Continued leadership of transformational improvements within Treasury sales and service group

Charles L. Wilkins
• Core account growth in HSA Bank of 3.9%
• Core deposit growth in HSA Bank of 7.0%
• Total footing growth all in of 11.5%
• Pre-tax net revenue of $135.4 million
• Added five key distribution partners
• Successfully piloted a new customer digital user experience which is expected to roll out in Q2 2022

Daniel H. Bley
• Responsible for successful Credit and Operational Risk activities
• Exceeded credit financial metrics for 2021
• Led risk related activities for the merger including leading risk-related due diligence activities, integration planning and organizational realignment to position the new company for future success
• Continued to strengthen the risk management culture and capabilities at Webster Bank
• Strong regulatory exam results throughout the Company
• Continued as Lead Coordinating Executive for COVID-19 related activities of the Bank

2021 Annual Cash Incentive Compensation - Upon completing the scoring of the two Primary Components (Corporate and Line of Business), the scores are applied to the CEO’s and each NEO’s annual cash incentive target based on the weightings in the Weight of Primary Component Table to calculate the cash incentive awards. The Committee retains discretion to adjust the CEO’s calculated annual cash incentive award. The CEO retains discretion, in consultation with the Committee, to adjust the other NEOs’ calculated annual cash incentive awards.
Discretionary Adjustment for Individual Performance - Based on the CEO’s assessment of each NEO’s (other than the CEO’s) individual performance measured against specific performance objectives and overall, the CEO may use discretion to recommend a positive or negative adjustment to the calculated annual cash incentive award. Additionally, the CEO in consultation with the Chief Human Resources Officer and the Chief Risk Officer considers potential adjustments (referred to as meaningful consequences) based on each NEO’s record of identifying, managing and mitigating risk, including an assessment of outcomes in the areas of compliance, operating risk, credit, audit findings or regulatory citings, or other contributions that should be taken into account.
The Committee considers potential adjustments for the CEO based on his performance against objectives and his leadership of the Company. In addition, the Committee considers meaningful consequences adjustments to the CEO based on his record of managing and mitigating risk. At its January 2022 meeting, the Committee decided to give Mr. Ciulla a positive adjustment to his incentive payment in recognition of the strong performance of the Company during a year of transformation and his strong leadership in successfully closing the merger with Sterling.
The CEO recommended positive adjustments to the annual cash incentive payments for all the active NEOs (other than himself) for their efforts in 2021. A positive adjustment was made to Mr. MacInnes’ incentive payment in recognition of his leadership on the due diligence and financial activities related to the merger with Sterling Bancorp, his contributions to the transformational project, and for his leadership in investor relations activities after the merger announcement; to Mr. Motl in recognition of his leadership of the company’s comprehensive transformational and strategic project, his generation of record financial performance in commercial banking, for double digit loan and deposit growth and for his immediate and positive impact on the performance of two additional business lines assigned to him (Business Banking and Webster Investment Advisors); to Mr. Wilkins for taking on broader responsibilities in corporate marketing and call centers as part of the Company’s organizational transformation; and to Mr. Bley in recognition of his execution as Lead Coordinating Executive for COVID-related activities and leadership of the Company’s enterprise risk, credit risk and merger-related risk activities.
Management conducted a thorough review of risk management in the areas of regulatory, internal audit, operating and credit compliance and Sarbanes-Oxley compliance. As a result of the review, none of the NEOs had any significant risk management deficiencies and therefore, no adjustments were made related to risk management.
2021 Final Payment Determination – The Committee determines and approves the short-term incentive award for the CEO and reviews and approves the short-term incentive awards that are recommended by the CEO for the other NEOs. The final tabulations for annual cash incentive compensation are set forth below.
2021 Annual Cash Incentive Compensation
Name	Annual Incentive Target	Corporate Component	Line of Business Component	Calculated Award	Individual Discretionary Adjustment	Total Cash Incentive Award
John R. Ciulla	$1,000,000	119.9%	Not Applicable	$1,199,000	$301,000	$1,500,000
Glenn I. MacInnes	$416,000	119.9%	Not Applicable	$498,784	$70,000	$568,784
Christopher J. Motl	$412,000	119.9%	137.1%	$536,424	$190,000	$726,424
Charles L. Wilkins	$328,000	119.9%	118.8%	$390,976	$15,000	$405,976
Daniel H. Bley	$266,500	119.9%	Not Applicable	$319,534	$70,000	$389,534
Long-Term Incentive Compensation – Plan Overview
Long-Term Incentive Vehicles: Webster awards two forms of LTI grants, performance shares and restricted stock as displayed in the table below.
Long-Term Incentive Vehicles
Vehicle	Vesting	Rationale	Vehicle Mix
Performance Shares	Vests following the conclusion of three-year performance period	To align LTI with the achievement of 1) return on equity goals and 2) total shareholder return relative to peers	60%

Time-Vested Restricted Stock	One third vests per year	To provide LTI and retention value to the NEOs and other executives	40%
Performance Shares: Performance shares vest following the conclusion of the three-year performance period and based upon the achievement of applicable performance metrics as certified by the Committee with 50% based on Company three-year total shareholder return relative to Webster’s Peer Group and 50% based on the three-year average return on equity compared to plan. Performance must meet threshold levels or the shares are forfeited.
•
Three-year Total Shareholder Return reflects the rate of return including price appreciation plus reinvestment of dividends calculated as follows: (ending stock price – beginning price + dividends paid per share) / beginning stock price. Peer Group reflects Webster’s Compensation Peer Group listed in the Compensation Peer Group section at the start of the three-year period.

•
Average Return on Equity is calculated as the ratio of adjusted net income to adjusted average equity. The average return on equity targets are set annually during the performance period by the Committee giving consideration to the Board approved financial plan set at the end of the prior year. The score is calculated each year and then averaged over three years.

Payout Determination for Performance Shares Granted in May 2021 Based on 2021-2023 Performance
Payout Metric	Below Threshold Payout	Threshold Payout	Target Payout	Maximum Payout
Peer-relative three-year Total Shareholder Return	0%	50%	100%	150%
Average Return on Equity over three-year period	0%	10%	100%	150%
The Company does not vest performance-based restricted stock for performance below threshold. A threshold level of performance must be met for each metric in order for payment to be earned. Once threshold performance is achieved, the actual payment level will be interpolated between threshold and 150% of target.
Long-Term Incentive Compensation Awarded in May 2021
2021 Long-Term Incentive Grant - LTI grants were approved in February but not granted until May 2021. They were made in the form of 60% Performance Shares and 40% time-vested restricted stock, as described above, based in part on each NEO’s 2020 performance and granted based on the NEOs’ 2020 base pay and LTI target percentage.
The Committee may increase or decrease the CEO’s LTI award or the other NEOs’ LTI awards based on a variety of factors, including the Company’s prior year performance against financial and strategic goals. The Committee determines the recommended grant for the CEO and reviews and approves the CEO’s recommendation for the other NEOs. The Committee approved the grants for the CEO and each other NEO, as shown in the chart below.
2021 Long-Term Annual Incentive Compensation
Name	Long-Term Incentive Target	Long-Term Incentive Grant
John R. Ciulla	$1,900,000	$1,900,000
Glenn I. MacInnes	$624,000	$624,000
Christopher J. Motl	$592,250	$592,250
Charles L. Wilkins	$451,000	$451,000
Daniel H. Bley	$328,000	$328,000
Retirement Plans
Pension Plan - Webster Bank maintains a frozen defined benefit pension plan. Webster stopped benefit accruals under the plan for all employees, including the NEOs, after December 31, 2007. The Pension Benefits section of this Proxy Statement further details the pension benefits applicable to the NEOs.
401(k) Plan - Webster Bank maintains a defined contribution 401(k) plan for eligible employees, including the NEOs. All participants in the plan, including each of the NEOs, are eligible to make pre-tax or Roth contributions from 1% to 75% of their pay, up to Internal Revenue Code (“IRC”) limits ($19,500 in 2021). Webster Bank matches the employee’s contributions on a dollar for dollar basis for the first 2% of pay the employee contributes and then 50 cents on the dollar for up to the next 6% of pay the employee contributes. In addition, Webster provides transition credits ranging from 1% to 6% of pay for those employees, including NEOs, who were hired before January 1, 2007 and had reached age 35 or older on January 1, 2008. The purpose of transition credits is to help offset the impact of freezing the pension plan. A two-year vesting schedule applies to all Webster contributions. Under IRC limits, annual compensation in excess of $290,000 in 2021 may not be taken into account for determining benefits or contributions under the qualified plan. Employees who are age 50 or older by the last day of the year may contribute an additional $6,500 to the plan.

Supplemental Defined Contribution Plan - Webster Bank maintains a non-qualified supplemental defined contribution plan for certain executives, including the NEOs. This plan provides each NEO with an allocation to their supplemental 401(k) account equal to the additional match and transition credit contributions that the NEO would have received in the qualified 401(k) plan if there were no IRC compensation or deferral limits. See the Nonqualified Deferred Compensation section of this Proxy Statement for additional details.
Non-Qualified Deferred Compensation Plan - Certain executive officers, including some of the NEOs, were eligible to participate in a closed voluntary non-qualified deferred compensation plan. The plan allowed employees at the senior vice president level and above to defer a portion of their compensation because of the statutory limits under the qualified plan. All deferrals under this plan ceased as of January 1, 2012, but distributions continue based on prior elections. See the Nonqualified Deferred Compensation section of this Proxy Statement for additional details.
Employment Agreements
During 2021, none of the NEOs was subject to an effective employment agreement; however, all NEOs were subject to change in control and non-competition agreements.
Other Executive Benefits
Webster offers a limited number of benefits to the NEOs and other executives in addition to the broad-based employee benefits program. Each benefit supports a specific objective but falls within the overall purpose of recognizing leadership responsibility and contributions to the Company’s goals. Management reviews the benefits with the Committee for consistency with Webster’s organizational culture and market practices. These benefits, which are limited to Supplemental Defined Contribution Plan and additional life insurance benefits, are described in a footnote to the Summary Compensation Table.
Post-Termination Arrangements
Webster’s change in control practices are designed to retain the NEOs during potential and actual change in control activity. During these times, continuity is a key factor in preserving the value of the business. Webster also provides other termination benefits designed to facilitate changes in the status of key executives as needed. The amounts payable, triggering events and other terms of Webster’s change in control and other termination arrangements are set by the Committee based on Company policy and competitive market information. Webster reviews the provisions of the change in control agreements annually. See the Potential Payments Upon Termination or Change in Control section of this Proxy Statement.
Executive Stock Ownership Guidelines
Webster believes stock ownership by management is beneficial in aligning the interests of management and shareholders. Executive Stock Ownership Guidelines are established to enhance shareholder value and focus each executive’s attention on the long-term success of the Company. Webster has adopted stock ownership guidelines for all of the executive officers, including the NEOs.
Name	Holding Requirements
John R. Ciulla	6X base salary
Glenn I. MacInnes	3X base salary
Christopher J. Motl	3X base salary
Charles L. Wilkins	3X base salary
Daniel H. Bley	3X base salary
Once achieved, ownership of the guideline amount must be maintained for as long as the executive is subject to the stock ownership guidelines. Even if stock ownership guidelines have been achieved, the NEOs are required to continue to hold all net (after tax withholdings) vested restricted shares and performance shares and net shares of Common Stock delivered after exercising stock options for a minimum of one year. This holding period will remain in effect if the NEO terminates from the Company. NEOs who do not meet the guidelines further agree to hold all net Common Stock received through LTI awards until they achieve their respective ownership thresholds. As of December 31, 2021, all of the NEOs have met their stock ownership guidelines.

Directors, officers and employees of Webster are prohibited from hedging their ownership of Webster securities, including through the use of options, puts, calls, short sales, futures contracts, equity swaps, collars or other derivative instruments relating to Webster securities, regardless of whether such directors, officers and employees have material non-public information about Webster. Directors and executive officers are prohibited from pledging their Webster securities as collateral for a loan.
Policy on Internal Revenue Code Section 162(m)
Internal Revenue Code Section 162(m) generally places a $1 million limit on the amount of compensation a company can deduct in any one year for the Company’s chief executive officer, chief financial officer and three other most highly compensated executive officers. While Webster’s NEO compensation was previously structured so that certain awards qualified for a performance-based compensation exemption from the deduction limitation, that exemption was eliminated beginning in 2018 as a result of the passage of the Tax Cuts and Jobs Act, other than with respect to payments made pursuant to certain grandfathered arrangements. While the Compensation Committee considers deductibility as one factor in determining executive compensation, the Compensation Committee will continue to link pay with performance and consider other factors as noted above, and retains the flexibility to award compensation consistent with the goals of our executive compensation program even if the awards are not deductible for tax purposes.

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Summary Compensation Table
Salary, bonus, incentive payments and other compensation amounts to Webster’s NEOs are summarized in the following table. Some of the amounts below represent the opportunity to earn future compensation under performance-based compensation incentives that may be forfeited based on future performance vesting. As a result of mixing compensation paid and contingent compensation, the totals shown in the Summary Compensation Table include amounts that the NEOs may never receive. Titles shown are as of December 31, 2021 and do not reflect any changes resulting from the merger with Sterling.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)[3]	All Other Compensation ($)[4]	Total ($)
John R. Ciulla Chairman, President and CEO	2021	1,000000	—	1,985,580	1,500,000	—	235,947	4,721,527
	2020	995,192	—	1,509,732	750,000	21,800	211,135	3,487,859
	2019	960,577	—	1,407,973	971,000	24,900	218,416	3,582,866
Glenn I. MacInnes EVP and CFO	2021	520,000	—	652,094	568,784	—	91,893	1,832,771
	2020	516,154	—	516,159	337,000	—	97,916	1,467,229
	2019	495,192	—	523,574	398,400	—	113,579	1,530,745
Christopher J. Motl EVP, Head of Commercial Banking	2021	515,000	—	618,931	726,424	—	112,580	1,972,935
	2020	510,192	—	652,333	452,412	14,900	102,708	1,732,545
	2019	477,500	—	461,984	419,048	16,200	101,766	1,476,498
Charles L. Wilkins EVP, Head of HSA Bank	2021	410,000	—	471,330	405,976	—	69,335	1,356,641
	2020	408,077	—	344,092	253,864	—	69,236	1,075,269
	2019	391,346	—	302,347	314,880	—	80,912	1,089,485
Daniel H. Bley EVP, Chief Risk Officer	2021	410,000	—	342,766	389,534	—	60,724	1,203,024
	2020	408,077	—	258,062	239,875	—	66,242	972,256
1	Amounts shown in this column are based on the grant date fair value related to restricted stock awards made in 2019, 2020 and 2021, in accordance with FASB ASC Topic 718.
2	Amounts shown in this column represent cash awards paid under the performance-based annual incentive plan.
3
Webster Bank maintains a frozen tax-qualified pension plan. Benefit accruals for service and compensation were frozen after December 31, 2007. The tax-qualified pension plan is described more fully in the Pension Benefits section of this Proxy Statement. The amounts in this column reflect the change in the actuarial present value of the NEOs’ benefits under the tax-qualified pension plan determined using interest rate and mortality assumptions consistent with those used in the Company’s financial statements. Specifically, the assumptions used to value the accumulated benefits at December 31, 2021 consisted of a 2.65% interest rate for the qualified plan versus 2.29% in 2020, and the Pri-2012 with MP-2020 Mortality Table. Messrs. Ciulla and Motl are both participants in the frozen pension plan and had negative changes in the pension value during 2021 of $5,700 and $4,600 respectively. The change in pension value in 2021 is primarily due to the change in interest rates used to calculate the present value of the benefits and actuarial increases for executives over age 65, if applicable.

4
All Other Compensation includes amounts contributed or allocated, as the case may be, to the 401(k) plan (excluding the NEOs’ contributions to the qualified 401(k) plan), the non-qualified supplemental defined contribution plan, dividends paid on unvested restricted shares and on earned performance shares, the premium on a life insurance policy and any other payments received that are not included in other tables. All Other Compensation items in the Summary Compensation Table include the following amounts.

2021 All Other Compensation
Name	Company Contribution to 401(k) Plan ($)	Supplemental Defined Contribution Plan ($)	Dividends ($)	Premium on Life Insurance Policies ($)
John R. Ciulla	18,450	104,056	102,043	8,458
Glenn I. MacInnes	12,650	30,206	46,642	2,395
Christopher J. Motl	15,550	42,500	48,037	3,504
Charles L. Wilkins	12,650	20,549	27,191	8,945
Daniel H. Bley	12,650	19,850	26,406	1,818
Grants of Plan-Based Awards
During the fiscal year ended December 31, 2021, the following table displays all non-equity incentive plan and equity incentive plan awards that were made to the NEOs.
Grants of Plan-Based Awards in 2021
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	Closing Price on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards[3] ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John R. Ciulla	5/4/2021	500,000	1,000,000	2,000,000	2,159	21,591	32,387	14,394	54.68	1,985,580
Glenn I. MacInnes	5/4/2021	208,000	416,000	832,000	709	7,091	10,637	4,727	54.68	652,094
Christopher J. Motl	5/4/2021	206,000	412,000	824,000	673	6,730	10,095	4,487	54.68	618,931
Charles L. Wilkins	5/4/2021	164,000	328,000	656,000	513	5,125	7,688	3,417	54.68	471,330
Daniel H. Bley	5/4/2021	133,250	266,500	533,000	373	3,727	5,591	2,485	54.68	342,766
1
Columns represent the potential payouts to each of the NEOs resulting from an award pursuant to the annual incentive compensation plan, subject to achievement of pre-established performance goals discussed in this Proxy Statement. Actual amounts earned by the NEOs are set forth under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table in this Proxy Statement.

2
Represents the threshold, target and maximum number of performance shares that were subject to performance targets for the 2021 through 2023 performance period. Dividends will be deferred on the unearned performance shares and will be paid upon conclusion of the performance period to the extent earned. The Committee determined that the 2020 and 2021 performance shares were earned upon the closing of the merger with Sterling on January 31, 2022 at 100% and 111% of target, respectively, and will continue to otherwise remain subject to the other terms and conditions, including time-based vesting conditions, applicable to such awards as of immediately prior to the closing.

3	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718 of all equity awards granted in 2021.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth outstanding option awards and unvested stock awards held by Webster’s NEOs as of December 31, 2021.
Outstanding Equity Awards at Fiscal Year-End 2021
		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested[1] ($)	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1] ($)
John R. Ciulla	3/1/2019	—	—	—	2,073[2]	115,756	18,654[3]	1,041,639
	3/2/2020	—	—	—	10,651[2]	594,752	23,964[4]	1,338,150
	5/4/2021	—	—	—	14,394[2]	803,761	21,591[4]	1,205,641
Glenn I. MacInnes	3/1/2019	—	—	—	771[2]	43,053	6,937[3]	387,362
	3/2/2020	—	—	—	3,642[2]	203,369	8,193[4]	457,497
	5/4/2021	—	—	—	4,727[2]	263,956	7,091[4]	395,961
Christopher J. Motl	2/20/2013	2,353	23.00	2/20/2023	—	—	—	—
	1/11/2017	—	—	—	5,000[5]	279,200	—	—
	3/1/2019	—	—	—	680[2]	37,971	6,121[3]	341,797
	3/2/2020	—	—	—	5,690[6]	317,730	—	—
	3/2/2020	—	—	—	2,974[2]	166,068	6,691[4]	373,625
	5/4/2021	—	—	—	4,487[2]	250,554	6,730[4]	375,803
Charles L. Wilkins	3/1/2019	—	—	—	445[2]	24,849	4,006[3]	223,695
	3/2/2020	—	-	—	2,428[2]	135,580	5,462[4]	304,998
	5/4/2021	—	—	—	3,417[2]	190,805	5,125[4]	286,180
Daniel H. Bley	3/1/2019	—	—	—	432[2]	24,123	3,883[3]	216,827
	3/2/2020	—	—	—	1,821[2]	101,685	4,096[4]	228,721
	5/4/2021	—	—	—	2,485[2]	138,762	3,727[4]	208,116
1	Market value calculated by multiplying the closing market price of Webster’s Common Stock on December 31, 2021, which was $55.84, by the number of shares of stock.
2
The restricted share award will vest one-third on the first anniversary of the grant; one-third on the second anniversary of the grant; and the final third will vest on the third anniversary of the grant.

3	The performance criteria were met upon the close of the performance period on December 31, 2021. The performance value was 65% and vested in March 2022.
Performance Score Determination for Performance Period 2019-2021
1) Average Return on Equity over three-year period (50%)
	Target	Actual	Score
2019 ROE	12.85%	12.48%	89%
2020 ROE	10.71%	8.22%	0%
2021 ROE	9.19%	12.00%	150%
Three Year ROE Average Score			80%
2) Peer-relative three-year Total Shareholder Return (50%)
3 Year TSR: 2019 - 2021		Peer Ranking	Score
26.92%		15 out of 19	50%
Final Performance Share Payout Score			65%

4
The performance criteria was considered earned upon the closing of the merger with Sterling on January 31, 2022, as will be detailed in next year’s proxy. The earned portion of the award remains subject to the other terms and conditions, including time-based vesting conditions, applicable to such awards as of immediately prior to the closing.

5
The restricted share award will vest one-fourth on the third anniversary of the grant; one-fourth on the fourth anniversary of the grant; and the remaining one-half will vest on the fifth anniversary of the grant.

6	The restricted share award will fully vest on the third anniversary of the grant.
Option Exercises and Stock Vested
The table below sets forth the number of shares of stock acquired in fiscal 2021 as a result of the exercising of stock options and the vesting of restricted shares and performance shares awarded to the NEOs under Webster’s compensatory equity programs.
Option Exercises and Stock Vested in 2021
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
John R. Ciulla	10,834	801,129	14,596	1,261,368
Glenn I. MacInnes	12,411	895,219	8,420	829,031
Christopher J. Motl	—	—	6,230	500,102
Charles L. Wilkins	—	—	4,021	338,268
Daniel H. Bley	—	—	7,181	588,588
1	Value realized calculated based on the difference between the market price of Webster’s Common Stock on the date of exercise and the exercise price.
2
Value realized calculated by multiplying the number of shares vesting by the fair market value of Webster’s Common Stock on the vesting date. Stock awards vested include shares received by all NEOs for the 2018 Performance Awards that were earned and distributed in 2021. The performance result was 96% resulting in a 4% decrease in shares distributed under the target grant.

Pension Benefits
The following table shows the present value of accumulated benefits payable to each of the eligible NEOs, including the number of years of service credited to each such NEO, under the frozen pension plan as of December 31, 2021. The accumulated benefit value is based upon the benefit that is payable at the NEOs’ Normal Retirement Age (65) with actuarial increases for executives over age 65, if applicable.
2021 Pension Benefits
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
John R. Ciulla	Webster Bank Pension Plan	4	128,900
Christopher J. Motl	Webster Bank Pension Plan	4	72,400
Webster Bank maintains a frozen pension plan for eligible employees of Webster Bank and affiliated companies that have adopted the plan. Pension benefits were frozen as of December 31, 2007. Thus, service and compensation after this date will not be used in calculating a benefit from this plan.
The pension plan is a qualified plan under the IRC and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees hired before January 1, 2007 were eligible to participate in the pension plan upon attaining age 21 and completing one year of service.
Benefits under the pension plan are funded solely by contributions made by Webster Bank. Under the pension plan’s benefit formula, a participant’s monthly normal retirement benefit will equal the sum of: (a) his or her accrued benefit as of December 31, 1986 (adjusted through August 31, 1996 to reflect certain future increases in compensation), plus (b) the sum of 2% of the participant’s monthly compensation for each year of credited service beginning on or after January 1, 1987 through August 31, 2004, plus (c) the sum of 1.25% of the participant’s monthly compensation if the participant has less than 10 years of credited service at the beginning of the year, or 1.50% of the participant’s monthly compensation if the participant has 10 or more years of credited service at the beginning of the year, for each year of credited service beginning on or after September 1, 2004 through December 31, 2007. In general, benefits may not be based on more than 30 years of credited service. The normal form of benefit is a life annuity for the participant’s lifetime. A pension plan participant becomes 100% vested in the benefits under the pension plan upon completion of five years of service. Benefit payments to a participant or beneficiary may commence upon a participant’s early retirement date (age 55), normal retirement date (age 65), deferred retirement date or death. Benefits payable at early retirement date are reduced 1/15th each year for the first five years and 1/30th each year for the next five years before normal retirement date.
Non-Qualified Deferred Compensation
Webster maintains a non-qualified supplemental defined contribution plan which provides supplemental employer match contributions that are not available under the qualified 401(k) plan because annual compensation in excess of $290,000 in 2021 (subject to cost of living increases) may not be used in the calculation of retirement benefits under the IRC and because annual contributions to the qualified plan that can be matched by the employer are subject to a maximum of $19,500 in 2021 (subject to cost of living increases).
The following table shows the contributions to and the earnings in each NEO’s account under Webster’s non-qualified deferred compensation plans for the fiscal year ended December 31, 2021. There were no distributions from any NEO’s accounts in 2021.
2021 Non-Qualified Deferred Compensation
Name	Registrant Contributions in Last FY1 ($)	Aggregate Earnings in Last FY2 ($)	Aggregated Balance at Last FYE ($)
John R. Ciulla	104,056	52,060	842,723
Glenn I. MacInnes	30,206	12,222	296,998
Christopher J. Motl	42,500	33,726	258,526
Charles L. Wilkins	20,549	16,765	189,871
Daniel H. Bley	19,850	35,540	314,135
1	The amounts in this column are reported as supplemental defined contribution plan contributions in “All Other Compensation” column in the Summary Compensation Table in this Proxy Statement.
2	The amounts in this column show the investment gain or loss for each NEO during 2021, based on the investment choices selected by each NEO.
Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of Webster’s employees and the annual total compensation of John R. Ciulla, Webster’s Chairman, President and CEO as of December 31, 2021. The pay ratio was calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2021, our last completed fiscal year, we determined that the annual median total compensation of all our employees who were employed as of December 31, 2021, other than our Chairman, President and CEO was $79,129; the annual total compensation of our Chairman, President and CEO was $4,721,527; and the ratio of these amounts was 60 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Chairman, President and CEO, we took the following steps:
•
We determined that, as of December 31, 2021, our employee population consisted of 2,749 individuals with all of these individuals located in the United States. This population consisted of our full-time, part-time, and seasonal employees.

•
While not required, the Company chose to recalculate the median employee for 2021. To do this, we compared the amount of salary, overtime and other premium pay, and bonus payments of our employee population as reflected in our payroll records.

•
Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The difference between such employee’s salary, overtime and other premium pay, and bonus payments and the employee’s annual total compensation represents the value of such employee’s equity awards, dividends, 401(k) matching employer contributions, change in defined pension value and any other compensation, to the extent that such employee received or is eligible for these compensation elements.

•
With respect to the annual total compensation of our Chairman, President and CEO, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table included in this Proxy Statement.

Potential Payments Upon Termination or Change in Control
Historically, Webster has entered into Change in Control Agreements and Non-Competition or Non-Solicitation Agreements with its NEOs, which provide post-termination payments to the NEOs in the event of certain qualifying terminations of employment.
Termination Not for Cause - Under Webster’s Non-Competition Agreement with each NEO, if Webster terminates the executive without Cause (and under circumstances in which payment would not be due under the Change in Control Agreements), severance benefits become payable. The executive’s severance benefits for involuntary termination without Cause are (a) a lump sum payment equal to the sum of the executive officer’s then current annual base salary and the prorated amount of any target bonus to be paid pursuant to Webster’s annual incentive compensation plan during the then current fiscal year, and (b) subject to certain limitations, continued medical and dental coverage for the shorter of one year or until the executive officer accepts other employment on a substantially full time basis if earlier. The NEO’s receipt of the foregoing severance payments and benefits is conditioned upon the executive entering into a general release and waiver in favor of Webster, and in consideration of the payment, the NEO agrees to a one-year non-competition and non-solicitation covenant.
Assuming a December 31, 2021 termination event of involuntary termination without Cause, the aggregate value of the payments and benefits to which each NEO would be entitled would be as follows:
Payments Due Upon Executive Termination without Cause
Name	Salary and Bonus ($)	Benefits and Health Programs ($)	Value of Accelerated Equity[1] ($)	Total Payments ($)
John R. Ciulla	2,000,000	20,606	2,365,170	4,385,776
Glenn I. MacInnes	936,000	15,288	841,436	1,792,724
Christopher J. Motl	927,000	20,606	1,182,569	2,130,175
Charles L. Wilkins	738,000	15,288	524,691	1,277,979
Daniel H. Bley	676,500	20,561	445,004	1,142,066
1
If an NEO is terminated without cause, the portion of equity awards granted under the Webster 2021 Stock Incentive Plan that are outstanding immediately prior to the termination shall become fully vested and exercisable based on the length of time worked since the grant date (provided that they have been held for a period of one year).

Termination Upon Change in Control - Change in control provisions benefit Webster’s shareholders by assisting with retention of executives during potential and actual change in control activity when continuity is a key factor in preserving the value of the business. These termination benefits are provided based on the time needed by executives of that level to find new employment and to facilitate changes in key executives as needed.

Pursuant to the Change in Control Agreements, each NEO is eligible to receive payments and other benefits, subject to the conditions described below, in the event the NEO is terminated during the two-year period following a change in control. A change in control is defined by the agreements as:
•
with certain exceptions, the acquisition by any person of beneficial ownership of 20% or more of either (i) the outstanding shares of the Common Stock or (ii) the combined voting power of the outstanding voting securities of Webster entitled to vote generally in the election of directors;

•
individuals who, as of the date of each executive’s agreement, constituted the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, except for individuals subsequently joining the Board who are approved by at least a majority of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors;

•	generally, consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Webster (with certain standard exceptions); or
•	approval by the shareholders of a complete liquidation or dissolution of Webster.
Payments and Benefits - The payments and benefits payable to the NEOs under the Change in Control Agreements are as follows:
•
Death or Disability - If an executive’s employment is terminated by reason of death or disability (defined as the absence of the executive from his or her duties on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness determined to be total and permanent), following a change in control, the executive, or the executive’s estate, as the case may be, is entitled to receive the executive’s accrued salary, bonus, deferred compensation (together with accrued interest or earnings thereon), any accrued vacation pay plus any other amounts or benefits required to be paid or provided to the executive under any agreement or plan of Webster and its affiliated companies.

•
Cause - If an executive’s employment is terminated for Cause following a change in control, the Change in Control Agreement terminates and the executive is entitled to receive only his or her annual base salary through the date of termination, the amount of any compensation previously deferred by the executive and any other amounts or benefits required to be paid or provided to the executive under any agreement or plan of Webster and its affiliated companies. Cause is defined as:

○
the willful and continued failure by the executive to perform substantially the executive’s duties with Webster or one of its affiliates (other than a failure resulting from incapacity due to physical or mental illness), after written demand for performance is delivered to the executive by the CEO, or

○	the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to Webster.
•
For Good Reason or Other than for Cause, Death or Disability - Executives are entitled to certain payments and continued benefits in the event of a termination following a change in control other than for Cause, Death or Disability, or in the event the executive terminates his or her employment for “Good Reason.” Good Reason is defined as:

○
the assignment to the executive of duties inconsistent with the executive’s position, authority, duties or responsibilities resulting in a diminution in such position, authority, duties or responsibilities;

○	the failure by Webster to comply with the compensation terms of the executive’s change in control agreement;
○
a material change in the office or location at which the executive is primarily based or Webster’s requiring the executive to travel on Company business to a substantially greater extent than required immediately prior to the change in control;

○	the termination by Webster of the executive’s employment other than expressly as permitted by the change in control agreement; or

○	the failure by Webster to require that any successor assume, and perform according to, the executive’s change in control agreement.
In the event of a termination under a Good Reason or Other than for Cause, Death or Disability upon Change in Control, the executive is entitled to:
○	the executive’s base salary through the termination date to the extent not previously paid;
○	a prorated bonus based on the annual target bonus in effect for the executive;
○	any previously deferred compensation and accrued vacation pay;
○	an amount equal to three times the sum of the executive’s base salary and bonus for Mr. Ciulla and two times for the other NEOs;
○
the additional amounts that would have been contributed or credited to his or her 401(k) accounts in both the qualified and supplemental 401(k) plans if the executive’s employment had continued for three years after the date of termination for Mr. Ciulla and two years for the other NEOs, based on the compensation amounts that would have been required to be paid to him or her under the change of control agreement.

○	the amount equal to the cost for continued benefits for the executive and his or her family for a period of three years following termination for Mr. Ciulla and two years for the other NEOs;
○	outplacement services; and
○	any other amounts or benefits to which he or she is entitled under any agreement or plan of Webster and its affiliated companies.
The NEOs are not entitled to any gross-up payment in the event they would be subject to excise tax under Section 4999 of the IRC (relating to excess parachute payments).
Assuming a December 31, 2021 termination event following a Change in Control, the aggregate value of the payments and benefits to which each NEO would be entitled in the event of termination other than for Cause, Death or Disability, or in the event the executive terminates employment for Good Reason would be as follows:
Payments Due Upon Involuntary Termination Not for Cause or Termination for Good Reason following Change in Control[1]
Name	Salary and Bonus ($)	Qualified and Non-qualified 401(k) Contribution Equivalents ($)	Benefits and Health Programs ($)	Value of Accelerated Equity[2] ($)	Total Payments ($)
John R. Ciulla	6,000,000	367,518	129,497	3,685,049	10,182,064
Glenn I. MacInnes	1,872,000	85,712	85,365	1,294,650	3,337,728
Christopher J. Motl	1,854,000	116,100	98,220	1,682,459	3,750,779
Charles L. Wilkins	1,476,000	66,398	98,465	824,701	2,465,564
Daniel H. Bley	1,353,000	65,000	94,759	673,040	2,185,798
1	Does not reflect potential modified cut-back in the event the executive exceeds the safe harbor limit.
2
In the event of a change in control, if an NEO is terminated, all equity awards granted under the Webster 2021 Stock Incentive Plan that are outstanding immediately prior to the change in control shall become fully vested and exercisable (provided that they have been held for a period of one year).

Risk Assessment Disclosure
The Compensation Committee has discussed, evaluated and reviewed each compensation program applicable to Webster’s NEOs and other employees. The Compensation Committee concluded that Webster’s compensation programs do not incentivize excessive risk taking by its NEOs or other employees. The Compensation Committee furthermore concluded that the structure provides appropriate incentives to balance risk and reward, provides sufficient risk controls and aligns the interests of its employees with those of shareholders.

The following features of the compensation programs, agreements and organizational structure restrain risk taking to acceptable levels and strongly discourage the manipulation of earnings for personal gain:
•
The “clawback” feature applicable to NEOs and certain other executives encourages executives and staff to maintain accurate books and records and comply with relevant accounting policies. Under the “clawback,” any bonus or incentive compensation for executives is subject to recovery by Webster if such compensation is based on criteria that are later shown to be materially inaccurate, without regard to whether the inaccuracy arose from any misconduct.

•	The vesting elements of the equity awards align the interests of the officers with the long-term health of Webster, the quality of earnings, and the interests of shareholders.
•
The programs include a mix of cash and equity awards, which support an appropriate balance of short-term and long-term risk and reward decision making. Equity awards include a performance element with a payout dependent upon achieving designated goals.

•
Strong governance structure, which includes key elements such as a code of conduct and ethics policy, various risk management and board committees, and a new activity process with embedded risk controls and executive approvals.

•	Risk function reports outside of the lines of business and the pay of risk managers is not determined by the businesses they evaluate.
•	Stock ownership requirements that align executive officers with the interests of the shareholders.
•	Strong independent internal credit oversight and quality controls.
•	Shared accountability for incentive design, budget and payout with oversight by the Incentive Compensation Oversight Committee and the Compensation Committee with input from the Chief Risk Officer.
Compensation Committee Interlocks and Insider Participation
The current members of the Compensation Committee are Messrs. Morse (Chair), Atwell, Cahill and O’Toole and Ms. Osar. Prior to the completion of our merger with Sterling on January 31, 2022, Messrs. Morse (Chair) and Atwell and Mses. Flynn and Osar were members of the Compensation Committee.
None of the members of the Compensation Committee, including those persons who served as members during 2021, was a current or former officer or employee of Webster or any of its subsidiaries or, except as disclosed below, engaged in certain transactions with Webster required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during 2021, which generally means that no executive officer of Webster served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Webster.
Transactions with Related Persons
From time to time, Webster Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to Webster or Webster Bank, and neither involve more than normal risk of collectability nor present other unfavorable features.
The sister of director John P. Cahill is employed by Webster and receives compensation from Webster established prior to Mr. Cahill’s appointment to the Board and in accordance with Webster’s compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions.
Policies and Procedures Regarding Transactions with Related Persons
Pursuant to Webster’s Code of Business Conduct, any transactions between Webster and a Webster affiliate, director, employee, an immediate family member of a Webster director or employee or business entities in which a Webster director or employee or an immediate family member of a Webster director or employee is an officer, director and/or controlling shareholder must be conducted at arm’s length. Prior approval of the Board of Directors for any such transactions are governed by Federal Reserve Regulation O, and the related person’s interest in any such transaction requiring Board action must be disclosed to the Board prior to any action being taken. Any consideration paid or received by Webster in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances. Any interest of a director or officer in such transactions that do not require prior Board approval shall be reported to the Board of Directors at least annually.
Audit Committee Report
The Company’s Audit Committee currently has five members, Mses. Hayles (Chair), Ianieri, and Mitchell and Messrs. Landy and Whiston. As of the date of this Proxy Statement, each of the Committee members is an “independent director” under the NYSE rules. The Audit Committee’s responsibilities are described in a written charter that was adopted by the Company’s Board of Directors.
The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021 with Webster’s management. The Audit Committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1300, “Auditor Communications” issued by the Public Company Accounting Oversight Board (“PCAOB”) and has discussed with KPMG LLP the independence of KPMG LLP. Based on the review and discussions described in this paragraph, the Audit
Committee recommended to Webster’s Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.
Audit Committee
E. Carol Hayles (Chair)
Linda H. Ianieri
James J. Landy
Maureen B. Mitchell
William E. Whiston

SECURITIES OWNED BY MANAGEMENT
The following table sets forth information as of February 15, 2022 with respect to the amount of Common Stock beneficially owned by each director of Webster, each nominee for election as a director, each of the NEOs and all directors and executive officers of Webster as a group.
Name and Position(s) with Webster	Number of Shares and Nature of Beneficial Ownership[1]	Percent of Common Stock Outstanding
William L. Atwell Lead Independent Director	35,461	*
Daniel H. Bley Chief Risk Officer	30,098	*
John P. Cahill Director	5,277	*
John R. Ciulla President and CEO	224,274	*
E. Carol Hayles Director	7,453	*
Linda H. Ianieri Director	4,674	*
Mona Aboelnaga Kanaan Director	4,306	*
Jack Kopnisky Director and Executive Chairman	397,732	*
James J. Landy Director	177,103	*
Glenn I. MacInnes Executive Vice President and Chief Financial Officer	157,067	*
Maureen B. Mitchell Director	5,179	*
Laurence C. Morse Director	36,802	*
Christopher J. Motl President of Commercial Banking	74,750	*
Karen R. Osar Director	22,001	*
Richard O’Toole Director	27,416	*
Mark Pettie Director	31,198	*
Lauren C. States Director	9,363	*
William E. Whiston Director	15,255	*
Charles L. Wilkins Head of HSA Bank	40,233	*
All Directors and Executive Officers as a group (24 persons)[2]	1,617,291	1.85%
*	Less than 1% of Common Stock outstanding.
1
In accordance with Rule 13d-3 under the Exchange Act for purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security or has the right to acquire beneficial ownership at any time within 60 days from February 15, 2022. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Except as otherwise indicated, each director or executive officer has sole voting and investment power with respect to the shares shown and none of such shares are pledged.

The table includes the following: 2,353 shares subject to outstanding options which are exercisable within 60 days from February 15, 2022; 22,770.73 shares held in the 401(k) Plan; and 219,090 shares of restricted stock that were not vested as of February 15, 2022. Outstanding options reflected in the table were held as follows: Mr. Motl, 2,353 shares.
2	Also includes shares beneficially owned by James P. Blose, Javier L. Evans, Luis Massiani, and Beatrice Ordonez.

PRINCIPAL HOLDERS OF VOTING SECURITIES OF WEBSTER
The following table sets forth information as of January 31, 2022 with respect to the beneficial ownership of Common Stock by any person or group as defined in Section 13(d)(3) of the Exchange Act who is known to the Company to be the beneficial owner of more than five percent of Common Stock.
Name and Addresses of Beneficial Owners	Number of Shares; Nature of Beneficial Ownership[1]	Percent of Common Stock Owned
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	9,240,448[3]	10.2%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	9,175,397[2]	10.1%
Capital International Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	7,941,067[5]	8.8%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	4,726,598[4]	5.2%
1
Based on information in the most recent Schedule 13D or 13G (or amendment thereto) filed with the SEC pursuant to the Exchange Act, unless otherwise indicated. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security or has the right to acquire beneficial ownership at any time within 60 days from January 31, 2022. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

2	BlackRock, Inc. reported that it had sole voting and sole dispositive power over 8,552,553 and 9,175,397 shares, respectively.
3	The Vanguard Group reported that it had sole dispositive power over 9,113,569 shares and shared voting power and shared dispositive power over 50,805 and 126,879 shares, respectively.
4	T. Rowe Price Associates, Inc. reported that it had sole voting power over 1,437,201 shares and sole dispositive power over 4,726,598 shares.
5	Capital International Investors reported that it had sole voting power over 7,941,067 shares.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires Webster’s directors, certain officers and persons who own more than 10 percent of its Common Stock to file with the SEC initial reports of ownership of Webster’s equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Webster, the Company believes that during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to Webster’s directors, officers and more than 10% owners were complied with on a timely basis, except that Mr. MacInnes made one late filing on a Form 4 related to a tax withholding disposition in connection with the vesting of restricted stock.

NON-BINDING, ADVISORY VOTE REGARDING THE COMPENSATION OF THE NAMED
EXECUTIVE OFFICERS OF WEBSTER
(Proposal 2)
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires Webster to provide its shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of its named executive officers (“NEOs”) as disclosed in this Proxy Statement. At the 2017 Annual Meeting of Shareholders, Webster’s shareholders voted on a non-binding, advisory basis to hold a non-binding, advisory vote on the compensation of NEOs of Webster annually. In light of the results, the Board of Directors determined to hold the vote annually.
The compensation of our NEOs is disclosed in the CD&A, the Summary Compensation Table and the other related tables and narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Board of Directors believes that Webster’s executive compensation philosophy, policies and procedures provide a strong link between each NEO’s compensation and Webster’s short and long-term performance. The objective of Webster’s executive compensation program is to provide compensation, which is competitive, variable based on Webster’s performance, and aligned with the long-term interests of shareholders.
Webster is asking its shareholders to indicate their support for its NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives Webster’s shareholders the opportunity to express their views on the compensation of Webster’s NEOs. Accordingly, shareholders are being asked to vote “FOR” the following resolution:
“RESOLVED, that the shareholders of Webster Financial Corporation approve, on an advisory basis, the compensation of the named executive officers as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained in this Proxy Statement.”
Your vote on this Proposal 2 is advisory, and therefore not binding on Webster, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of Webster’s shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, Webster will consider its shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The next “Say-on-Pay” vote is expected to take place at the 2023 Annual Meeting of Shareholders.
A majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve Proposal 2. Abstentions and broker non-votes will have no effect on the vote for this proposal. If no voting instructions are given, the accompanying proxy will be voted for this Proposal 2.
The Board of Directors recommends that the shareholders vote FOR the approval of the compensation of Webster’s named executive officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained in this Proxy Statement.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 3)
The Board of Directors, upon the recommendation of the Audit Committee, has approved the appointment of KPMG LLP (“KPMG”) to serve as the independent registered public accounting firm for Webster for the year ending December 31, 2022. KPMG audited Webster’s financial statements for the year ended December 31, 2021 and has been retained as Webster’s independent registered public accounting firm since 2013.
The Audit Committee annually reviews the performance, qualifications and experience of the independent registered public accounting firm and makes a recommendation to the Board as to the appointment or discharge of such firm. The Audit Committee is responsible for the audit fee negotiations associated with the retention of the independent registered public accounting firm.
The Audit Committee annually reviews the engagement of the independent registered public accounting firm to ensure the rotation of the lead (or coordinating) audit partner every five years and other audit partners every seven years and considers whether there should be regular rotation of the audit firm itself. The Audit Committee and its chairperson are directly involved in the selection of the independent registered public accounting firm’s new lead (or coordinating) engagement partner.
The members of the Audit Committee and the Board of Directors believe that the continued retention of KPMG to serve as Webster’s independent registered public accounting firm is in the best interest of Webster and its shareholders.
Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG, an independent registered public accounting firm, to audit the consolidated financial statements of Webster for the year ending December 31, 2022 and the internal control over financial reporting of Webster as of December 31, 2022. No determination has been made as to what action the Board of Directors would take if Webster’s shareholders do not ratify the appointment.
Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of KPMG as Webster’s independent registered public accounting firm for the year ending December 31, 2022.
Representatives of KPMG are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
The Board of Directors recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as Webster’s independent registered public accounting firm for the year ending December 31, 2022.
Auditor Fee Information
The following table presents the aggregate fees and expenses incurred by Webster for professional audit services rendered by KPMG in connection with their audit of Webster’s annual financial statements for the years ended December 31, 2021 and December 31, 2020, respectively, and fees billed for other services rendered during those periods.
	Fiscal 2021	Fiscal 2020
Audit Fees[1]	$2,007,200	$2,768,300
Audit-Related Fees[2]	137,200	178,100
Tax Fees[3]	571,478	580,853
All Other Fees[4]	—	—
Total	$2,715,878	$3,527,253
1
Audit Fees consist of fees billed for professional services rendered for the audit of Webster’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the respective independent public accounting firm in connection with statutory and regulatory filings or engagements. Audit Fees also include activities related to internal control reporting under Section 404 of the SOX.

2
Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Webster’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to financial statement audits of certain employee benefit plans, services related to certain regulatory compliance requirements, and services related to corporate equity transaction filings.

3	Tax Fees consist of fees billed for professional services rendered for tax compliance and tax advice.
4	Other Fees consist of fees for diagnostic services other than for services for which fees were reported as Audit Fees, Audit-Related Fees and Tax Fees.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
Consistent with SEC requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. When such threshold is exceeded, pre-approval by the Audit Committee Chair is required. Management is required to report, on a quarterly basis, to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
All engagements of the independent registered public accounting firm to perform any audit services and non-audit services after implementation of the pre-approval policy have been pre-approved by the Audit Committee in accordance with the policy. The pre-approval policy has not been waived in any instance. All engagements of the independent registered public accounting firm to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions, and none of those engagements made use of the de minimis exception to pre-approval contained in the Commission’s rules.
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR INCLUSION IN PROXY STATEMENT
Any proposal which a Webster shareholder wishes to have included in Webster’s Proxy Statement and form of proxy relating to Webster’s 2023 Annual Meeting of Shareholders under Rule 14a-8 of the SEC must be received by Webster’s Corporate Secretary at 200 Elm Street, Stamford, Connecticut 06902 by November 25, 2022. Nothing in this paragraph shall be deemed to require Webster to include in its Proxy Statement and form of proxy for the meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any other proposal for consideration by shareholders at Webster’s 2023 Annual Meeting of Shareholders must be delivered to, or mailed to and received by, the Corporate Secretary of Webster not less than 30 days nor more than 90 days prior to the date of the meeting if Webster gives at least 45 days’ notice or prior public disclosure of the meeting date to shareholders.

OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote the proxy in accordance with the determination of a majority of the Board of Directors.
By order of the Board of Directors,

Jack Kopnisky Executive Chairman	John R. Ciulla President and Chief Executive Officer
Stamford, Connecticut
March 25, 2022

Webster Financial Corporation

200 ELM STREET
STAMFORD, CT 06902

SCAN TO VIEW MATERIALS & VOTE

INSTRUCTIONS FOR VOTING BY INTERNET, TELEPHONE OR MAIL
Webster Financial Corporation encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the three voting methods below. Voting is easier than ever. Proxies submitted by Internet or telephone must be received no later than 11:59 P.M., Eastern Time, on April 27, 2022.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information no later than 11:59 P.M., Eastern Time, on April 27, 2022. Have your proxy card in hand when you access the website and follow the instructions.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions no later than 11:59 P.M., Eastern Time, on April 27, 2022. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE *During The Meeting* - Go to **www.virtualshareholdermeeting.com/WBS2022**

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Webster Financial Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above for voting by Internet and, when prompted, indicate that you agree to receive or access future shareholder communications electronically.

PLEASE RETAIN A COPY OF THE 16-DIGIT CONTROL NUMBER FROM YOUR PROXY CARD, AS YOU WILL NEED IT TO PARTICIPATE IN THE VIRTUAL-ONLY MEETING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D75945-P66255 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WEBSTER FINANCIAL CORPORATION

The Board of Directors recommends a vote FOR ALL Nominees:

Nominees:

		For	Against	Abstain
1a.	William L. Atwell	☐	☐	☐
1b.	Mona Aboelnaga Kanaan	☐	☐	☐
1c.	John R. Ciulla	☐	☐	☐
1d.	John P. Cahill	☐	☐	☐
1e.	E. Carol Hayles	☐	☐	☐
1f.	Linda H. Ianieri	☐	☐	☐
1g.	Jack L. Kopnisky	☐	☐	☐
1h.	James J. Landy	☐	☐	☐
1i.	Maureen B. Mitchell	☐	☐	☐
1j.	Laurence C. Morse	☐	☐	☐
1k.	Karen R. Osar	☐	☐	☐
1l.	Richard O'Toole	☐	☐	☐
1m.	Mark Pettie	☐	☐	☐
1n.	Lauren C. States	☐	☐	☐
1o.	William E. Whiston	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D75946-P66255

Webster Financial Corporation

REVOCABLE PROXY

2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Webster Financial Corporation (the "Company") hereby appoints William L. Atwell, Laurence C. Morse and Karen R. Osar, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 4:00 p.m., Eastern Time, on Thursday, April 28, 2022 in a virtual-only format via the Internet, and at any adjournments of the meeting, for the purposes set forth below. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned shareholder. **Unless contrary direction is given, this proxy will be voted FOR the election of all nominees listed (Proposal 1); FOR the approval, on a non-binding, advisory basis, of the compensation of the named executive officers of the Company (Proposal 2); FOR the ratification of the appointment by the Board of Directors of KPMG LLP as the Company's independent registered public accounting firm (Proposal 3); and in accordance with the determination of a majority of the Board of Directors as to other matters.** The undersigned shareholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Assistant Secretary of the Company, by re-voting by Internet or telephone, or by attending the Annual Meeting and voting during the meeting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement

Please sign and return the proxy card promptly in the enclosed envelope.

(Continued and to be signed and dated on the reverse side)